Exhibit 99.6

Broker Opinion of Value Portfolio | Multiple US Locations October 4, 2010 Realty Trust, Inc.

DISCLAIMER Disclaimer All information contained herein is from sources deemed reliable; however, no representation or warranty is made as to the accuracy thereof. This is not an appraisal and Jones Lang LaSalle is not an MAI designated appraiser. This Opinion of Value represents only the opinion of Jones Lang LaSalle as to the value of the properties, subject to the assumptions and qualifications set forth herein. Jones Lang LaSalle is not licensed to perform real property appraisals. The Opinion of Value set forth herein is specifically qualified by, and based solely upon, the relevant facts, circumstances, and market conditions that exist as of the date hereof.

Table of Contents Valuation Methodology 5 Portfolio Summary 8 Solae, LLC – St. Louis, MO 9 AT&T Services, Inc. – Tucker, GA (Atlanta, GA) 11 International Paper Company – Marianna, FL (Tallahassee, FL) 13 Regal Cinemas, Inc. – Austell, GA (Atlanta, GA) 15 Regal Cinemas, Inc. – Chula Vista, CA (San Diego, CA) 17 Regal Cinemas, Inc. – Henrietta, NY (Rochester, NY) 19 Regal Cinemas, Inc. – Live Oak, TX (San Antonio, TX) 21 Regal Cinemas, Inc. – Beavercreek, OH (Dayton, OH) 23 Cinemark USA, Inc. – Lubbock, TX (Dallas/Fort Worth, TX) 25 T-Mobile USA, Inc. – Salem, OR (Portland, OR) 27 T-Mobile USA, Inc. – Augusta, GA 29 T-Mobile USA, Inc. – Brownsville, TX 31 Checkfree Services Corporation – Dublin, OH (Columbus, OH) 33 American Multi-Cinema, Inc. – Norwalk, CA (Los Angeles, CA) 35 Regal Cinemas, Inc. – Roanoke, VA 37 American Multi-Cinema, Inc. – Morrow, GA (Atlanta, GA) 39 Coca-Cola Enterprises Inc. – Shreveport, LA 41 FedEx Ground Package System, Inc. – Grayslake, IL (Chicago, IL) 43 Novus International, Inc. – St. Charles, MO (St. Louis, MO) 45 MeadWestvaco Corporation – Raphine, VA 47 I. II. III. IV. V. VI. VII. VIII. IX. X. XI. XII. XIV. XV. XVI. XVII. XVIII. XIV. XV. XVI. XVII. XVIII. XIX. XX. XXI. XXII.

Table of Contents (cont.)

XXIII.	FedEx Ground Package System, Inc. – Franklin, PA (Pittsburgh, PA)	49
XXIV.	FedEx Ground Package System, Inc. – McComb, MS (New Orleans, LA)	51
XXV.	FedEx Ground Package System, Inc. – Ann Arbor, MI	53
XXVI.	FedEx Ground Package System, Inc. – Chattanooga, TN	55
XXVII.	FedEx Ground Package System, Inc. – Minneapolis, MN	57
XXVIII.	FedEx Ground Package System, Inc. – Bradenton, FL (Tampa, FL)	59
XXIX.	Federal Express Corp. – New York, NY	61
XXX.	FedEx Corporation – Wichita, KS	63
XXXI.	FedEx Corporation – St. Charles Parish, LA (New Orleans, LA)	65
XXXII.	Aviall Services, Inc. – Dallas, TX (Dallas/Fort Worth, TX)	67
XXXIII.	Caterpillar Inc. – Elko, NV	69
XXXIV.	Hewlett-Packard Company – Pontiac, MI (Detroit, MI)	71
XXXV.	Walgreen Co. – Dellwood, MO (St. Louis, MO)	73
XXXVI.	Walgreen Co. – Lafayette, MO (St. Louis, MO)	75
XXXVII.	Walgreen Co. – Troy, IL (St. Louis, MO)	77
XXXVIII.	Walgreen Co. – Maryville, IL (St. Louis, MO)	79
XXXIX.	Walgreen Co. – Wildwood, MO (St. Louis, MO)	81
XL.	Express Scripts, Inc. – Bellerive, MO (St. Louis, MO)	83
XLI.	Express Scripts, Inc. – Berkeley, MO (St. Louis, MO)	85

I. Valuation Methodology Valuation Methodology Jones Lang LaSalle’s valuation approach is based on a discounted cash flow analysis using a credit risk adjusted discount rate for contractual lease payments and a real estate risk appropriate discount rate applied to projected residual real estate value. The combination of the present value of contractual lease payments plus the present value of expected future residual real estate value serves as our estimated value. Note that the values represented in this opinion of value, or BOV, for the build to suit projects currently under construction are projected values upon completion. For each asset in the portfolio, a credit oriented discount rate was estimated based on the tenant credit worthiness, yields on comparable publically traded bonds as well as site level performance measures or operational importance. In general, a modest premium is added relative to publically traded bonds to reflect yield premiums inherent in less liquid credit instruments. The leases within the portfolio are structured as net leases such that the contractual cash flow through out the lease term is fixed and predictable. As such, the contractual rent stream reflects on credit risk and does not present operational risk and therefore is valued based on tenant credit worthiness. Calculating expected residual value is a less straightforward task. Future residual value is a function of asset quality and future supply and demand of space as well as ongoing tenant requirements as it relates to renewal probability. For the purposes of our valuation, we approach estimated residual value as follows. First, we sought to calculate expected vacant value. Starting with an estimated current market rent for the asset as well as a market inflation expectation over the lease term, we arrive at an estimated residual year market rent. Next, we project downtime and lease up costs associated with re-tenanting the asset and achieving the estimated market rent. Finally, we discount the vacant value to a present value at a rate reflective of an unlevered real estate return requirement. For this portfolio, we have used 10% to 12%. In addition to calculating vacant value, we estimate renewal value. Renewal value is the expected asset value assuming the tenant renews or otherwise extends the current lease. As expected, renewal values are generally significantly higher than vacant values as downtime is eliminated and lease up costs are significantly reduced. Lastly, we estimate renewal probability which is used to calculate a weighted residual value combining vacant value with renewal value. Renewal probability is estimated based on age of the asset, quality of the asset, rent relative to market and the appropriateness of the underlying labor pool. We believe the average renewal probability for the ECM portfolio is very high based on the high quality nature of the assets in the portfolio and the fact that many of these locations were developed as build to suit facilities for the current tenants reflecting a recent commitment to the location. Note on Theater Underwriting The portfolio includes 9 theaters. In addition to the metrics already discussed, the theaters were underwritten taking a health index into consideration, which measured the ratio of rent per sales for each location. We then determined the appropriate risk-adjusted capitalization rates to apply to net rent and arrive at suitable values. Market rents represent total retail and are indicated as a proxy for the purpose of residual value calculations.

Valuation Methodology (cont.) Note on FedEx Build to Suits There are 10 FedEx locations in the portfolio which were build to suit for lease by FedEx. Majority of these 10 FedEx locations have expansion capabilities, which ECM has the right to fund. The potential for future expansion captures a developer premium based on funding at a rent constant that is higher than what would generally be market for the FedEx profile. The expansion space would also provide an opportunity to grow FFO in future years, and would allow for the extension of the base lease to be coterminous with the expansion lease. Additionally, we applied a rent premium to each facility’s market rent intended to capture the added benefit of each facility’s strategic location, young age and high construction quality. Note on Portfolio Underwriting Portfolio transactions often trade at a premium relative to the sale of individual assets. The portfolio premium concept is based primarily on the risk mitigation attributes associated with diversification relative to credit profile, renewal timing and probability, location and asset class. The risk mitigation resulting from such diversification could potentially drive an approximate 25 to 50 bps reduction in capitalization rate in the context of the overall portfolio. Additionally, in the current market environment, there exists a scarcity of high quality investment opportunities while several investment groups have accumulated significant capital for allocation toward single tenant net lease real estate. Given these dynamics, the opportunity to invest significant capital in one transaction is viewed very favorably and drives additional value. This BOV was completed based on individual asset level underwriting. The potential for an additional portfolio premium can be applied to the final asset level valuation. When considering the risk reduction elements and the current market dynamics a potential premium of up to 50 bps may be available. Applying a 7.15% cap rate to total Year 1 rent of $59 million results in a potential portfolio value of $827 million. In this context, for the purposes of value allocation, we would assume a pro-rata cap rate reduction across all assets within the portfolio relative to our asset level underwriting. Additional key portfolio considerations include the benefits of more easily accessible debt, as well as the savings realized due to the impact of economies of scale. There are significant cost savings (i.e. legal fees, due diligence, etc.) associated with delivering 39 assets to the marketplace as part of a portfolio as opposed to delivering each individual asset separately. I. Valuation Methodology

Valuation Methodology (cont.) Note on Tenant Credit Ratings Throughout this BOV, when JLL refers to an “investment grade” credit rating, JLL is referring to a published senior unsecured credit rating of Baa3/BBB- or above from one or both of Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s Ratings Services (“S&P”). The credit ratings given in this BOV are the published long-term issuer credit rating assigned by Moody’s or S&P to the tenant or guarantor specified in the relevant lease. If a tenant or guarantor is not publicly rated by Moody’s or S&P, the credit rating is the published credit rating assigned by Moody’s or S&P to the owner or the weighted average (based on ownership percentage) of the published credit ratings of the owners of such tenant or guarantor, except in the case of Novus International, Inc., the credit rating given is the credit rating based on an S&P credit model score, which does not constitute a published credit rating. Pursuant to the foregoing, JLL has assigned the following tenants the ratings of their owners: Solae, LLC; T-Mobile USA, Inc.; Checkfree Services Corporation; Regal Cinemas, Inc.; American Multi-Cinema, Inc.; FedEx Ground Package System, Inc.; and Aviall Services, Inc. For purposes of the weighted averaged, the S&P equivalent rating of the disclosed Moody’s rating was used for Federal Express Corp., Owens Corning Sales, LLC, Cinemark USA Inc. and the parent of Checkfree Services Corporation. Note on Market Cap Rates The market cap rates given in this BOV are based on ECM’s 2011 base rental revenue for the portfolio properties based on existing leases, except with respect to the build-to-suit property located in Grayslake, Illinois, which JLL assumes will be completed in March 2011, and the property in St. Charles Parish, Louisiana, which JLL assumes ECM will acquire after its expected completion in January 2011, for which JLL annualized the expected 2011 base rental revenue provided in the executed leases. I. Valuation Methodology

8

II. Portfolio Summary

Portfolio Summary

Contributed Portfolio

Tenant / Guarantor	MSA	Property Type	Credit Rating	Built	SF	LX	Market Cap Rate		Total Market Value
Solae, LLC	St. Louis, MO	Office	A-	2008	171,750	10/31/2023	6.64%	$	47,488
AT&T Inc.	Atlanta, GA	Office	A	1980/2000	406,292	8/31/2022	7.01%	$	79,980
International Paper Company	Tallahassee, FL	Industrial	BBB	2006	114,595	2/29/2020	7.40%	$	9,837
Regal Cinemas, Inc.	Atlanta, GA	Retail	B+	1999	88,660	11/30/2019	9.31%	$	15,212
Regal Cinemas, Inc.	San Diego, CA	Retail	B+	1998	60,000	11/30/2018	8.02%	$	15,145
Regal Cinemas, Inc.	Rochester, NY	Retail	B+	1996	76,315	3/31/2022	8.47%	$	13,974
Regal Cinemas, Inc.	San Antonio, TX	Retail	B+	1998	81,836	9/30/2019	8.03%	$	19,738
Regal Cinemas, Inc.	Dayton, OH	Retail	B+	1998	75,149	1/31/2015	8.86%	$	14,416
Cinemark USA, Inc.	Dallas / Fort Worth, TX	Retail	B3	1998	60,770	12/31/2018	7.99%	$	11,096
T-Mobile USA, Inc.	Portland, OR	Office	BBB+	2000	69,000	4/30/2022	7.24%	$	14,313
T-Mobile USA, Inc.	Augusta, GA	Office	BBB+	2007	78,421	9/30/2022	7.36%	$	18,418
T-Mobile USA, Inc.	Brownsville, TX / Mexico	Office	BBB+	2007	78,421	12/31/2022	7.38%	$	17,470
Checkfree Services Corporation	Columbus, OH	Office	Baa2	1988	150,000	9/30/2019	7.45%	$	24,153
American Multi-Cinema, Inc.	Los Angeles, CA	Retail	B	1996	80,000	5/31/2021	7.94%	$	20,685
Regal Cinemas, Inc.	Roanoke, VA	Retail	B+	2000	51,222	6/3/2020	8.68%	$	14,004
American Multi-Cinema, Inc.	Atlanta, GA	Retail	B	1997	88,000	12/31/2017	8.55%	$	19,567
Coca-Cola Enterprises Inc.	Shreveport, LA	Industrial	A	2010	100,000	11/30/2025	6.79%	$	13,634
FedEx Ground Package System, Inc.	Chicago, IL	Industrial	BBB	2011	214,745	2/28/2026	6.91%	$	30,271
Novus International, Inc.	St. Louis, MO	Office	BBB	2009	90,722	12/31/2023	7.00%	$	24,967
MeadWestvaco Corporation	Raphine, VA	Industrial	BBB	2010	619,637	2/28/2029	6.68%	$	37,455
Total Contributed Portfolio					**2,755,535**		**7.43%**	**$**	**461,824**

FedEx Portfolio

Tenant	MSA	Property Type	Credit Rating	Built	SF	LX	Market Cap Rate		Total Market Value
FedEx Ground Package System, Inc.	Pittsburgh, PA	Industrial	BBB	2008	26,878	9/30/2018	7.41%	$	2,826
FedEx Ground Package System, Inc.	New Orleans, LA	Industrial	BBB	2008	26,878	7/31/2018	7.43%	$	3,728
FedEx Ground Package System, Inc.	Ann Arbor, MI	Industrial	BBB	2008	103,328	10/30/2018	7.40%	$	10,139
FedEx Ground Package System, Inc.	Chattanooga, TN	Industrial	BBB	2008	162,535	7/31/2018	7.18%	$	14,589
FedEx Ground Package System, Inc.	Minneapolis, MN	Industrial	BBB	2007	115,437	6/30/2017	7.33%	$	13,147
FedEx Ground Package System, Inc.	Tampa, FL	Industrial	BBB	2009	123,367	1/31/2019	7.09%	$	15,558
Federal Express Corp.	New York, NY	Industrial	Baa2	2008	98,753	3/31/2028	6.77%	$	26,421
FedEx Corporation	Wichita, KS	Industrial	BBB	2010	79,000	11/30/2025	7.45%	$	15,495
FedEx Corporation	New Orleans, LA	Industrial	BBB	2011	49,080	1/31/2026	7.11%	$	20,351
Total FedEx Portfolio					**785,256**		**7.15%**	**$**	**122,253**

Other Acquisition Properties

Tenant	MSA	Property Type	Credit Rating	Built	SF	LX	Market Cap Rate		Total Market Value
Aviall Services, Inc.	Dallas / Fort Worth, TX	Industrial	A	2001	578,734	6/30/2020	7.41%	$	47,947
Caterpillar Inc.	Elko, NV	Industrial	A	2008	162,180	6/15/2018	7.46%	$	14,832
Hewlett-Packard Company	Detroit, MI	Office	A	2001	568,503	12/31/2017	8.67%	$	61,780
Walgreen Co.	St. Louis, MO	Retail	A	2009	14,550	4/30/2034	6.98%	$	5,158
Walgreen Co.	St. Louis, MO	Retail	A	2009	14,820	9/30/2034	6.89%	$	4,351
Walgreen Co.	St. Louis, MO	Retail	A	2008	14,820	11/30/2033	7.02%	$	5,299
Walgreen Co.	St. Louis, MO	Retail	A	2009	14,820	10/31/2034	6.93%	$	5,053
Walgreen Co.	St. Louis, MO	Retail	A	2005	15,120	10/31/2025	7.46%	$	5,553
Express Scripts, Inc.	St. Louis, MO	Office	BBB	2009	181,141	12/31/2018	7.50%	$	36,797
Express Scripts, Inc.	St. Louis, MO	Industrial	BBB	2009	221,000	3/31/2020	7.42%	$	19,773
Total Other Acquisitions					**1,785,688**		**7.77%**	**$**	**206,543**
Total Portfolio					**5,326,479**		**7.48%**	**$**	**790,620**
Total Portfolio (with potential premium associated with risk mitigation due to diversification)							***7.15%***	***$***	***826,740***

9

III. SOLAE, LLC

Property Overview

- The Property, developed by Clayco in 2008, comprises 171,750 square feet of space, and is located in the Center of Research Technology, and Entrepreneurial Exchange
- CORTEX is a not for profit partnership of Washington University, St. Louis University, the Barnes Jewish Hospital Foundation, the University of Missouri-St. Louis and Missouri Botanical Garden
- CORTEX has full development rights for 190 acres in the district to promote growing biotech companies
- The Class A+ office and R&D building sits on 3.776 acres in Central St. Louis, commanding a premium to market rents
- The Property is 100% occupied by Solae, and represents the company's global corporate headquarters location
- The Solae Company, a joint venture of DuPont (currently rated A by S&P) and Bunge, is the flagship DuPont business in the Nutrition & Health segment



Notes:

- DuPont provides credit enhancement regarding certain tenant obligations related to insurance
- Solae must pay a rent penalty of $2.2 million if they choose not to renew

Market Overview


Alton
Holiday Lake
Edwardsville
St Charles
Florissant
Spanish Lake
Maryland Heights
Ferguson
Granite City
Chesterfield
University City
St Louis
Collinsville
Town and Country
Kirkwood
Webster Groves
O'Fallon
Trenton
Crestwood
Concord
Mehlville
Belleville
Eureka
Oakville
Pacific
Columbia
Freeburg
Arnold

- Located within St. Louis City submarket of St. Louis, Missouri, the Property has convenient access to major interstate and US highways
- The Property is approximately 15 miles southeast of Lambert-St. Louis International Airport
- Universities located within the market area include Washington University in St. Louis and Saint Louis University, which contribute significantly to the workforce
- Quoted net rate for a property that is currently under construction in Central County is approximately $23.50

	Existing Inventory			
St. Louis Class A Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Central County	70	10,471,880	9.50%	$24.80
Illinois	14	556,350	26.20%	$23.81
North St Louis County	24	3,834,064	18.60%	$20.56
South St Louis County	11	736,413	25.90%	$21.32
St Charles County	26	2,698,869	6.90%	$21.66
St Louis City	39	12,955,969	13.30%	$19.46
West St Louis County	56	5,985,672	8.60%	$23.69
Totals	240	37,239,217	12.00%	$22.04

Underwriting III. SOLAE, LLC Property and Lease Overview Property Address 4300 Duncan Avenue MSA St. Louis, MO Property Type Office SF 171,750 Tenant / Guarantor Solae, LLC Credit Rating A- Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $19.00 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $28.19 Projected Renewal Probability 90% Projected Residual Value per SF $321.49 Present Value of Residual per SF $90.11 Lease Lease Term 13.3 Years Current Rent per SF $18.35 Average Annual Rent Increases 1.08% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $186.39 Valuation Projected Market Cap Rate 6.64% Projected Market Value per SF $276 Projected Market Value $47,488,329

11

IV. AT&T INC.

Property Overview

- The Properties, developed in 1980 and 2000, comprise 406,292 square feet of space
- The Class A office facilities sit on a site of 13.724 acres in the Northlake submarket of Atlanta, GA
- The Properties are currently 100% occupied by AT&T Advertising and Publishing (formerly known as BellSouth Advertising and Publishing Company, or BAPCO), a wholly-owned subsidiary of AT&T
- Tenant is AT&T Services, Inc., which is a subsidiary of AT&T Inc., currently rated A by S&P and a guarantor on the lease



Market Overview



- Located about 25 minutes from Atlanta Hartsfield-Jackson International Airport and less than 15 minutes from Dekalb Peachtree Airport
- Immediate access to I-285, and 3 miles from I-85 / I-285 junction
- Less than 1 mile east of Northlake Mall, with anchor tenants such as Macy's, JCPenney and Sears, and features more than 100 specialty stores and eateries
- Less than 5 miles north of Dekalb Medical Center and 5 miles from Emory University

	Existing Inventory			
Atlanta Class A Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Buckhead	52	14,899,079	27.80%	$25.63
Central Perimeter	79	20,514,481	18.60%	$22.14
Downtown Atlanta	28	15,337,831	22.00%	$19.97
Midtown Atlanta	39	16,279,769	21.30%	$23.45
North Fulton	110	16,425,016	15.30%	$19.67
Northeast Atlanta	61	6,837,750	19.80%	$19.28
Northlake	16	2,242,320	10.60%	$21.11
Northwest Atlanta	77	17,492,611	15.80%	$20.62
South Atlanta	19	1,492,288	34.00%	$21.28
West Atlanta	1	71,500	7.80%	$25.34
Totals	482	111,592,645	19.90%	$21.84

Underwriting IV. AT&T INC. Property and Lease Overview Property Address 2245 – 2247 Northlake Parkway (Tucker, GA) MSA Atlanta, GA Property Type Office SF 406,292 Tenant / Guarantor AT&T Inc. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $13.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $19.35 Projected Renewal Probability 65% Projected Residual Value per SF $212.83 Present Value of Residual per SF $66.67 Lease Lease Term 12.2 Years Current Rent per SF $13.79 Average Annual Rent Increases 1.04% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $130.18 Valuation Projected Market Cap Rate 7.01% Projected Market Value per SF $197 Projected Market Value $79,979,786

13

V. INTERNATIONAL PAPER COMPANY

Property Overview

- The Property is a 114,595 square foot industrial distribution facility, sitting on 10.5 acres of land
- Located within the Marianna / Jackson County Industrial Park in Marianna, FL, the Property is currently 100% occupied by Arizona Chemical
- Tenant is Arizona Chemical, which is a subsidiary of International Paper Company, currently rated BBB by S&P and a guarantor on the lease

Notes:

- Arizona Chemical must pay a rent penalty equal to 4 years of rent if they choose not to renew



Market Overview


Greenwood
Marianna
Chattahoochee
Greensboro
Quincy
Havana
Lake Jackson
Tallahassee
F L O R I D A

- Located approximately 10 miles from Marianna Municipal Airport
- Immediate access to Interstate 10 and US Hwy 231
- The Property is about one hour outside of Tallahassee, and approximately three hours from Jacksonville

Tallahassee Warehouse Market	Existing Inventory # Bldgs	Existing Inventory Total RBA	Vacancy	Quoted Gross Rates
Downtown Tallahassee	104	1,032,429	6.80%	$4.98
East Tallahassee	50	542,371	5.80%	$6.47
Gadsden Coutny	150	4,130,711	12.60%	$8.73
Jefferson County	44	378,230	14.00%	$2.50
NE Tallahassee	1	10,697	0.00%	$0.00
Northeast Leon County	7	97,304	20.60%	$7.50
Northwest Leon County	97	980,572	26.70%	$5.92
NW Tallahassee	82	1,610,989	6.20%	$4.88
SE Tallahassee	6	20,035	0.00%	$0.00
Southeast Leon County	31	297,967	4.40%	$5.74
Southwest Leon County	169	1,593,769	13.60%	$4.52
SW Tallahassee	63	1,443,411	7.20%	$12.46
Wakulla County	44	333,301	1.70%	$4.00
West Tallahassee	110	1,446,864	3.70%	$4.81
Totals	958	13,918,650	10.40%	$7.26

Underwriting V. INTERNATIONAL PAPER COMPANY Property and Lease Overview Property Address 2940 Commerce Drive (Marianna, FL) MSA Tallahassee, FL Property Type Industrial SF 114,595 Tenant / Guarantor International Paper Company Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $5.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $7.32 Projected Renewal Probability 100% Projected Residual Value per SF $90.14 Present Value of Residual per SF $38.30 Lease Lease Term 9.7 Years Current Rent per SF $6.35 Average Annual Rent Increases 0.45% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.50% Present Value of Contractual Lease Cash Flows $47.54 Valuation Projected Market Cap Rate 7.40% Projected Market Value per SF $86 Projected Market Value $9,836,684

15

VI. REGAL CINEMAS, INC.

Property Overview

- The Property comprises 88,660 square feet of space
- The Property is a state of the art entertainment facility with all 22 theaters having stadium seating
- Large commercial land parcel containing 13.82 acres with a 15.1:1 parking ratio
- As part of the Regal chain, first run distribution is a competitive advantage
- Closest competition is a 14-screen facility nearly 8.25 miles away d/b/a Movies 278 run by a regional operator M&M Theaters



Market Overview


Cartersville
Woodstock
Acworth
Alpharetta
Roswell
Duluth
Kennesaw
Marietta
Dunwoody
Lawrenceville
Dallas
Hiram
Sandy Springs
Smyrna
North Atlanta
Powder Springs
Stone Mountain
Mableton
Atlanta
Douglasville
East Point
Forest Park
Conyers
Carrollton
Union City
Stockbridge
Tyrone
Fayetteville
McDonough
Covington
Suwanee
Lilburn
Redan
Gresham Park
Lake City
G E O

- Main retail corridor location with a shared intersection with a new Super Wal-Mart
- Location is convenient to complimentary retailing including a variety of restaurants enhancing the entertainment destination
- New Kaiser Permanente Heath Facility across the street.
- Predominant single-family residential with positive projected household growth
- High visibility, level site with ease of destination off main thoroughfares

	Existing Inventory			
Atlanta Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Net Rates
Buckhead Ret	529	4,400,606	8.70%	$34.69
Central Atl Ret	904	14,882,294	5.00%	$19.56
Central Perimeter Ret	321	2,841,292	5.50%	$18.89
Coweta County Ret	429	2,772,816	4.00%	$14.90
Dekalb Ret	1,944	14,334,327	5.90%	$14.17
Georgia 400 Ret	1,016	10,497,586	8.30%	$16.33
Gwinnett Ret	2,184	21,476,746	6.80%	$14.14
NE Atlanta Outlying Ret	46	590,016	10.70%	$14.51
North Cobb Ret	1,504	13,199,713	9.60%	$12.15
South Atlanta Ret	1,425	13,159,874	7.80%	$11.66
South Cobb Ret	618	5,563,632	7.20%	$16.75
South Metropolitan Ret	978	9,080,145	8.10%	$11.55
West Metropolitan Ret	910	9,133,051	9.90%	$11.05
Totals	12,808	121,932,098	7.30%	$14.54

Underwriting VI. REGAL CINEMAS, INC. Property and Lease Overview Property Address 2480 East-West Connector (Austell, GA) MSA Atlanta, GA Property Type Retail SF 88,660 Tenant / Guarantor Regal Cinemas, Inc. Credit Rating B+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $10.31 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $13.62 Projected Renewal Probability 85% Projected Residual Value per SF $165.93 Present Value of Residual per SF $64.75 Lease Lease Term 9.4 Years Current Rent per SF $15.97 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $106.82 Valuation Projected Market Cap Rate 9.31% Projected Market Value per SF $172 Projected Market Value $15,211,852

17

VII. REGAL CINEMAS, INC.

Property Overview

- The Property comprises 60,000 square feet of space, and sits on 5.1 acres
- State of the art megaplex facility with 16 theaters, al having stadium seating
- As part of the Regal chain, first run distribution is a competitive advantage
- Regal Rancho Del Rey 16 is the primary megaplex theatre location throughout the general area
- Closest competition is a 10-screen facility located within Chula Vista Center Mall


REGAL

Market Overview


Santa Clarita
Palmdale
Victorville
Los Angeles
Ontario
Twentynine Palms
Torrance
Moreno Valley
Anaheim
Long Beach
Indio
La Quinta
Temecula
Oceanside
Escondido
Brawley
El Centro
San Diego
Chula Vista
Calexico
Tecate
Mexicali
Tijuana
Ensenada

- The Property sits right next to Rancho Del Business Park and is surrounded by a generally new residential development
- Large retailers nearby include Costco and Big K-Mart, along with other national tenants such as Pep Boys and Autozone in the area
- Chula Vista Center Mall within 5 miles, and Sharp Chula Vista Medical Center less than 3 miles away
- The Property is less than 10 miles outside of San Diego and the United States Naval Base, and less than 12 miles south of San Diego International Airport and 11 miles north of Brown Field Municipal Airport

	Existing Inventory			
San Diego Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Central San Diego Ret	4,266	40,354,386	4.90%	$23.86
East County Ret	2,008	20,468,462	5.20%	$18.10
I-15 Corridor Ret	446	7,376,819	3.90%	$27.30
North County Ret	2,606	32,238,325	8.30%	$21.86
North San Diego Ret	1,315	19,792,046	3.90%	$26.61
South Bay Ret	1,566	19,331,958	4.30%	$21.73
Totals	12,207	139,561,996	5.50%	$22.63

Underwriting VII. REGAL CINEMAS, INC. Property and Lease Overview Property Address 1025 Tierra Del Ray (Chula Vista, CA) MSA San Diego, CA Property Type Retail SF 60,000 Tenant / Guarantor Regal Cinemas, Inc. Credit Rating B+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $23.25 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $29.82 Projected Renewal Probability 85% Projected Residual Value per SF $298.74 Present Value of Residual per SF $128.82 Lease Lease Term 8.4 Years Current Rent per SF $20.25 Average Annual Rent Increases 0.71% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $123.60 Valuation Projected Market Cap Rate 8.02% Projected Market Value per SF $252 Projected Market Value $15,145,371

19

VIII. REGAL CINEMAS, INC.

Property Overview

- The Property comprises 76,315 square feet of space, and sits on 11.92 acres
- High demand for retail property as a direct function of population changes and household income
- Regal faces no serious competition in the immediate submarket
- As part of the Regal chain, first run distribution is a competitive advantage
- Closest competition is Cinemark Movies 10 which only plays second run movies
- Henrietta Cinema 18 is the only 18 screen megaplex in the area, and features stadium seating in all theaters



Market Overview


Kent
Kendall
North Hamlin
Murray
Parma Center
Albion
Holley
Brockport
Greece
Irondequoit
Ontario Center
Barre Center
31
North Gates
Webster
Rochester
Sweden Center
Gates Center
Walworth
Marion
East Rochester
East Oakfield
21
Riga
Fairport
33
Byron
Palmyra
Wheatland Center
Scottsville
Mendon
Le Roy
North Rush
Victor
Stafford
Caledonia
Honeoye Falls
Farmington
Clifton Springs
Bethany Center
63
Avon
20
Pavilion
Lima
Canandaigua
5
West Middlebury
Livonia Center
Bristol

- Less than 15 minutes from the Greater Rochester International Airport
- Directly across from Marketplace Mall which is anchored by Macy's, JC Penney, Sears, The BON◆TON and Dick's Sporting Goods
- Surrounded by major retail centers housing Wal-Mart, The Home Depot, Lowes, Bed Bath & Beyond and a number of restaurants
- In close proximity to University of Rochester, Rochester Institute of Technology and Monroe Community College
- Within five miles of Strong Memorial Hospital

	Existing Inventory			
Rochester Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Greater Rochester	1,114	7,369,304	5.80%	$7.96
Livingston County	173	1,880,244	10.40%	$6.90
Northeast	516	8,985,089	5.30%	$14.26
Northwest	647	10,151,527	6.30%	$11.93
Orleans County	109	1,113,952	13.60%	$8.24
Rochester CBD	148	5,386,748	13.00%	$9.86
South Central	451	9,902,781	7.70%	$13.63
Southeast	380	7,266,239	3.70%	$17.62
Southwest	247	3,533,408	9.60%	$10.77
Wayne County	241	3,370,147	9.60%	$8.53
Totals	4,026	58,959,439	7.30%	$11.73

Underwriting VIII. REGAL CINEMAS, INC. Property and Lease Overview Property Address 525 Marketplace Drive (Henrietta, NY) MSA Rochester, NY Property Type Retail SF 76,315 Tenant / Guarantor Regal Cinemas, Inc. Credit Rating B+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $14.66 Projected Annual Market Rent Growth Over Lease Term 2.75% Projected Residual Year Market Rent per SF - NNN $20.16 Projected Renewal Probability 80% Projected Residual Value per SF $201.53 Present Value of Residual per SF $62.30 Lease Lease Term 11.8 Years Current Rent per SF $15.51 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $120.81 Valuation Projected Market Cap Rate 8.47% Projected Market Value per SF $183 Projected Market Value $13,973,533

21

IX. REGAL CINEMAS, INC.

Property Overview

- The Property comprises 81,836 square feet of space, and sits on 12.994 acres
- State of the art megaplex facility with 18 theaters, all having stadium seating
- First run distribution is a competitive advantage
- No competition of a similar size within a five mile radius
- Closest competition is a 7-screen cinema bistro over 6 miles away and a 14-screen Regal more than 15 minutes away



Market Overview


Boerne
Fair Oaks Ranch
New Braunfels
Garden Ridge
Lake Dunlap
Lake McQueeney
Schertz
Marion
Seguin
Live Oak
Universal City
Converse
Leon Valley
Kirby
Loop 1604
St Hedwig
San Antonio
Castroville
China Grove
La Vernia
Calaveras Lake
Mitchell Lake
Victor Braunig Lake
Stockdale
Nixon
Natalia
Somerset
Devine
Floresville
Gillett
Martindale
San Marcos

- Bounded by 3 of the neighborhood's major thoroughfares, which provide access to numerous retail and residential sites
- A well-populated shopping plaza is located directly across the street
- Less than 15 miles northeast of San Antonio's Central Business District
- Rolling Oaks Mall is less than 4 miles north, featuring Macy's, JCPenney and others
- Less than 2 miles from Northeast Methodist Hospital
- About 15 minutes east of San Antonio International Airport

	Existing Inventory			
San Antonio Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Atascosa County	83	738,765	5.40%	$7.18
Bandera County	49	277,369	4.00%	$10.70
CBD	814	9,923,544	2.80%	$12.36
Comal County	483	5,166,749	6.00%	$13.84
Guadalupe County	348	3,682,964	3.40%	$15.60
Kendall County	152	1,570,192	4.60%	$17.38
Medina County	89	699,874	11.20%	$14.20
North Central	1,978	27,666,717	8.70%	$17.38
Northeast	1,938	17,562,667	5.60%	$13.50
Northwest	2,729	41,473,123	7.40%	$14.10
South	1,669	13,472,053	5.50%	$13.99
Wilson County	64	565,818	4.50%	$9.77
Totals	10,396	122,799,835	6.60%	$14.81

Underwriting IX. REGAL CINEMAS, INC. Property and Lease Overview Property Address 7901 Pat Booker Road (Live Oak, TX) MSA San Antonio, TX Property Type Retail SF 81,836 Tenant / Guarantor Regal Cinemas, Inc. Credit Rating B+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $23.50 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $29.54 Projected Renewal Probability 85% Projected Residual Value per SF $297.69 Present Value of Residual per SF $113.29 Lease Lease Term 9.3 Years Current Rent per SF $19.37 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $127.90 Valuation Projected Market Cap Rate 8.03% Projected Market Value per SF $241 Projected Market Value $19,738,140

23

X. REGAL CINEMAS, INC.

Property Overview

- The Property comprises 75,149 square feet of space, and sits on 12.585 acres
- The Dayton metropolitan area is an underserved market with first run screens totaling about 1 per 19,000 residents
- Regal faces no serious competition in the immediate submarket
- Closest competition is nearly 10 miles away
- The Regal Hollywood 20 is the only 20 screen megaplex in the Dayton market
- The Regal Hollywood 20 features stadium seating in all theaters



Market Overview


Dayton
Huber Heights
Trotwood
Beavercreek
Xenia
Kettering
Centerville
Middletown
Oxford
Hamilton
Fairfield
Mason
Cincinnati
Norwood
Lebanon
South Lebanon
Wilmington
Cedarville
Yellow Springs

- Less than one mile from Wright Patterson Air Force Base and Wright State University, two of the area's top ten employers
- Wright Patterson Air Force Base is Dayton's largest single employer with approximately 21,000 employees
- Adjacent to Fairfield Commons, Glimcher Realty Trust's third largest mall in Ohio at 1,135,963 square feet
- The mall is anchored by Macy's, JC Penney, Elder-Beerman, Sears, and Dick's Sporting Goods
- The East Dayton submarket currently experiences 6.8% vacancy with new Class A retail product commanding net rents in the high teens to low twenties

	Existing Inventory			
Dayton Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Dayton CBD	510	4,655,000	3.90%	$7.60
East Dayton	728	8,307,855	8.10%	$8.85
North Dayton	1,153	13,377,134	10.50%	$8.30
Northeast Central Dayton	182	3,628,824	10.10%	$9.34
Northeast Dayton	1,184	10,194,086	6.20%	$8.82
South Central Dayton	873	9,106,711	10.80%	$9.92
South Dayton	788	11,264,354	10.10%	$11.66
Southeast Dayton	476	4,461,507	7.20%	$10.52
West Dayton	515	3,277,318	14.00%	$5.04
Totals	6,409	68,272,789	9.00%	$9.05

Underwriting X. REGAL CINEMAS, INC. Property and Lease Overview Property Address 2651 Fairfield Commons (Beavercreek, OH) MSA Dayton, OH Property Type Retail SF 75,149 Tenant / Guarantor Regal Cinemas, Inc. Credit Rating B+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $17.03 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $19.51 Projected Renewal Probability 85% Projected Residual Value per SF $197.52 Present Value of Residual per SF $127.51 Lease Lease Term 4.6 Years Current Rent per SF $17.00 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $64.32 Valuation Projected Market Cap Rate 8.86% Projected Market Value per SF $192 Projected Market Value $14,416,005

25

XI. CINEMARK USA, INC.

Property Overview

- The Property comprises 60,770 square feet of space, and sits on 14.37 acres
- State-of-the-art megaplex facility with 17 theaters, all having stadium seating
- First run distribution is a competitive advantage
- Closest competition of the similar type of theatre located about 5 miles east
- Other competition includes a drive-in and two 6-screen theatres



Market Overview



Lawton
Duncan
Ardmore
Wichita Falls
Denton
Lubbock
Weatherford
Fort Worth
Dallas
Abilene
Big Spring
Burleson
Cleburne
Waco

- Bounded by a number of retail establishments, including Hollywood Video and Walgreens
- Recent retail growth patterns occur primarily along binding commercial streets, such as 82nd Street
- Less than 1 mile from State Road 289 Loop and Interstate 27
- Kingsgate Center Mall within 2 miles includes Ann Taylor, Banana Republic, and an adjacent center houses FedEx Kinko's and Blockbuster Video, among others
- About 5 miles directly south of Texas Tech University and Covenant Medical Center
- About 15 minutes from Lubbock International Airport

	Existing Inventory			
Dallas / Fort Worth Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Central Dallas Ret	1,919	20,921,381	4.90%	$17.01
Central Fort Worth Ret	2,942	33,680,646	7.70%	$10.51
East Dallas Outlying Ret	294	5,596,157	4.40%	$16.22
Far North Dallas Ret	2,622	59,057,532	12.40%	$15.37
Mid-Cities Ret	2,845	58,122,488	10.00%	$14.35
Near North Dallas Ret	980	24,082,850	7.40%	$14.29
North Central Dallas Ret	1,231	33,085,857	10.50%	$17.37
Southeast Dallas Ret	1,197	17,446,357	7.50%	$11.22
Southwest Dallas Ret	1,383	23,863,434	10.10%	$10.39
Southwest Outlying Ret	792	10,420,708	6.70%	$12.46
Suburban Fort Worth Ret	1,402	29,557,977	8.90%	$13.10
West Dallas Ret	1,841	35,908,424	10.40%	$14.69
Totals	19,448	351,743,811	9.40%	$14.22

Underwriting XI. CINEMARK USA, INC. Property and Lease Overview Property Address 2535 82nd Street (Lubbock, TX) MSA Dallas / Fort Worth, TX Property Type Retail SF 60,770 Tenant / Guarantor Cinemark USA, Inc. Credit Rating B3 Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $21.00 Projected Annual Market Rent Growth Over Lease Term 1.50% Projected Residual Year Market Rent per SF - NNN $23.84 Projected Renewal Probability 85% Projected Residual Value per SF $238.91 Present Value of Residual per SF $96.44 Lease Lease Term 8.5 Years Current Rent per SF $14.58 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 9.25% Present Value of Contractual Lease Cash Flows $86.15 Valuation Projected Market Cap Rate 7.99% Projected Market Value per SF $183 Projected Market Value $11,095,671

27

XII. T-MOBILE USA, INC.

Property Overview

- The Property, developed in 2000, comprises 69,000 square feet of space, and sits on a 7.78-acre site
- The Property is a one-story, single tenant build-to-suit call center building
- The facility is 100.0% occupied by T-Mobile (formerly VoiceStream) and is considered to be in good condition
- T-Mobile's parent company is Deutsche Telekom's mobile telephony group
- Deutsche Telekom is currently rated BBB+ by S&P
- A unique property characteristic is the building's raised floors which accommodate data lines



Market Overview



Vancouver
Portland
Gresham
Beaverton
Tigard
Tualatin
Lake Oswego
Oregon City
Wilsonville
Canby
Woodburn
McMinnville
Salem

- The Property is located within the Salem Metropolitan Statistical Area (MSA), comprised of Marion and Polk counties, in the northern section of western Oregon
- The Property is strategically located about an hour or less from Portland, other Willamette Valley cities, the coast and the Cascades
- The area's efficient transportation network includes Interstate 5, main rail lines, a municipal airport and close proximity to Portland International Airport and Port of Portland cargo shipping

	Existing Inventory			
Portland Total Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
CBD	343	24,229,642	10.00%	$21.39
Clark County	713	10,070,850	14.60%	$19.17
I-5 Corridor	476	9,466,200	17.50%	$21.92
Lloyd District	211	5,012,396	6.30%	$18.46
Northeast	884	8,339,149	6.30%	$17.07
Northwest	206	3,880,130	6.60%	$18.40
Polk County	54	396,773	6.20%	$16.01
Southeast	671	6,840,425	7.70%	$17.91
Southwest	605	11,041,640	15.40%	$18.42
Westside	265	10,182,875	13.90%	$17.60
Totals	4,428	89,460,080	11.50%	$19.57

Underwriting XII. T-MOBILE USA, INC. Property and Lease Overview Property Address 4080 27th Court SE (Salem, OR) MSA Portland, OR Property Type Office SF 69,000 Tenant / Guarantor T-Mobile USA, Inc. Credit Rating BBB+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $14.00 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $19.87 Projected Renewal Probability 85% Projected Residual Value per SF $227.85 Present Value of Residual per SF $73.71 Lease Lease Term 11.8 Years Current Rent per SF $15.01 Average Annual Rent Increases 0.89% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.50% Present Value of Contractual Lease Cash Flows $133.73 Valuation Projected Market Cap Rate 7.24% Projected Market Value per SF $207 Projected Market Value $14,312,956

29

XIII. T-MOBILE USA, INC.

Property Overview

- The Property, developed in 2007, comprises 78,421 square feet of space, and sits on a 10.75-acre site
- The Property is a one-story, single tenant build-to-suit call center office facility
- The facility is 100% occupied by T-Mobile (formerly VoiceStream) and is considered to be in good condition
- T-Mobile's parent company is Deutsche Telekom's mobile telephony group
- Deutsche Telekom is currently rated BBB+ by S&P



Market Overview



Kirksey
Saluda
Lake Murray
Columbia
West Columbia
Cayce
South Congaree
Congaree
US-378 E
Leesville
Batesburg-Leesville
Ridge Spring
Johnston
Edgefield
Trenton
Wagener
Aiken
Salley
Belvedere
North Augusta
Martinez
Springfield
Neeses
Norway
North
Beech Island
New Ellenton
South Fork Edisto
Williston
Fort Gordon
Blackville
Denmark
Jackson
Hephzibah

- The Property is located in Augusta, the Augusta MSA is located in the eastern portion of the state of Georgia
- The area has convenient access to Interstate 20, which connects Augusta with Atlanta 150 miles west and Columbia, SC 60 miles east
- Interstate 520, a circular loop around town on the southern side, provides alternate access to industrial areas, Fort Gordon and Bush Field, the Augusta Airport
- Strengths of the region include Augusta's low cost of living, a concentration of excellent medical institutions, and economic stability from Fort Gordon

	Existing Inventory			
Augusta Total Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Downtown Augusta	303	3,134,580	9.00%	$14.49
Edgefield County	1	70,000	100.00%	$4.80
Evans/Martinez	228	1,190,143	11.60%	$13.11
McDuffie County	13	35,106	0.00%	$8.00
North Augusta	19	62,539	10.50%	$15.50
North Richmond County	353	2,759,775	8.80%	$13.62
Outlying Aiken County	76	796,801	11.70%	$14.31
Outlying Columbia County	51	487,182	10.80%	$11.30
South Richmond County	76	345,102	5.80%	$10.14
Totals	1,120	8,881,228	10.20%	$12.44

There is limited availability of Class A product in this market, however, asking rents for Class A product are at a 30% premium to total market rents.

Underwriting XIII. T-MOBILE USA, INC. Property and Lease Overview Property Address 3752 Wheeler Road MSA Augusta, GA Property Type Office SF 78,421 Tenant / Guarantor T-Mobile USA, Inc. Credit Rating BBB+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $14.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $18.95 Projected Renewal Probability 85% Projected Residual Value per SF $217.09 Present Value of Residual per SF $67.48 Lease Lease Term 12.3 Years Current Rent per SF $17.29 Average Annual Rent Increases 2.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.50% Present Value of Contractual Lease Cash Flows $167.39 Valuation Projected Market Cap Rate 7.36% Projected Market Value per SF $235 Projected Market Value $18,418,386

31

XIV. T-MOBILE USA, INC.

Property Overview

- The Property, developed in 2007, comprises 78,421 square feet of space, and sits on an 8.713-acre site
- The newly constructed one-story office / call center facility is 100.0% occupied by T-Mobile
- T-Mobile's parent company is Deutsche Telekom's mobile telephony group, which is a separate subsidiary
- Deutsche Telekom is currently rated BBB+ by S&P



Market Overview


77
83
Port Brownsville
Four Corners
Brownsville
Matamoros
El Tule
San Miguel
Esperanza
Palm Grove
Santa Anita
Santa Rosa
El Ranchito

- Primary access to the Property's neighborhood is provided by Expressway 77
- Due to the presence of the Texas/Mexico border to the south, growth patterns have extended in a northerly direction
- Major retail developments are along Expressway 77 in the north sector of the neighborhood
- Just southwest of the Property, the major retail development in the area is Sunrise Mall, located at the juncture of the Expressway 77 and Ruben Torres Sr. Boulevard
- The mall has over 70 stores and is anchored by Dillard's, JC Penney, Sears, Cinemark and Beall's

	Existing Inventory			
Brownsville Total Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Downtown Brownsville	27	266,206	5.60%	$14.36
Downtown Harlingen	4	111,156	0.00%	$13.50
Greater Brownsville	118	921,570	8.60%	$15.25
Greater Harlingen	56	825,808	6.20%	$13.08
Totals	205	2,124,740	6.80%	$14.15

There is limited availability of Class A product in this market, however, asking rents for Class A product are at a 30% premium to total market rents.

Underwriting XIV. T-MOBILE USA, INC. Property and Lease Overview Property Address 4335 Paredes Line Road MSA Brownsville, TX / Mexico Property Type Office SF 78,421 Tenant / Guarantor T-Mobile USA, Inc. Credit Rating BBB+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $14.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $19.07 Projected Renewal Probability 75% Projected Residual Value per SF $200.86 Present Value of Residual per SF $60.95 Lease Lease Term 12.5 Years Current Rent per SF $16.45 Average Annual Rent Increases 2.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.50% Present Value of Contractual Lease Cash Flows $161.82 Valuation Projected Market Cap Rate 7.38% Projected Market Value per SF $223 Projected Market Value $17,470,204

33

XV. CHECKFREE SERVICES CORPORATION

Property Overview

- The Property comprises 150,000 square feet of office space, and sits on 13.456 acres
- The four and five story building is 100.0% occupied by CheckFree Corporation
- The Property is considered a Class A suburban office facility
- Current net rent of $12.00 per square foot is considered to be at market rent levels



Market Overview


O H I O
Columbus
Dayton
Springfield
Upper Arlington
Grove City
Plain City
Mechanicsburg
Urbana
St Paris
Troy
Fairborn
Beavercreek
Xenia
Kettering
Centerville
Harmony
London
South Charleston
Yellow Springs
Cedarville
Wilberforce
Jamestown
Jeffersonville
Deer Creek Lake
Washington Court House
Sabina
Waynesville
Pleasant Corners
Grandview Heights
New Albany
Worthington
Circleville
Ashville

- Well-located along Perimeter Drive with easy access via Avery Road to US Route 33 and Interstate 270
- The area has strong commercial presence, with a substantial residential development to the north
- Within reasonable driving distance to local employment centers, the Columbus CBD and local shopping centers
- Approximately 15 miles northwest of Ohio State University and less than 5 miles from Ohio State University Airport

	Existing Inventory			
Columbus Class A Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Columbus Central	31	8,627,549	12.00%	$17.48
Columbus East	27	3,177,765	12.20%	$16.60
Columbus North	76	9,360,193	14.20%	$18.74
Columbus South	0	0	0.00%	$0.00
Columbus West	8	1,118,912	5.30%	$20.05
Delaware County	33	4,009,167	11.20%	$18.76
Morrow County	0	0	0.00%	$0.00
Totals	175	26,293,586	12.40%	$18.13

Underwriting XV. CHECKFREE SERVICES CORPORATION Property and Lease Overview Property Address 6000 Perimeter Drive (Dublin, OH) MSA Columbus, OH Property Type Office SF 150,000 Tenant / Guarantor Checkfree Services Corporation Credit Rating Baa2 Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $13.00 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $17.09 Projected Renewal Probability 75% Projected Residual Value per SF $183.39 Present Value of Residual per SF $75.89 Lease Lease Term 9.3 Years Current Rent per SF $12.00 Average Annual Rent Increases 0.26% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.75% Present Value of Contractual Lease Cash Flows $85.13 Valuation Projected Market Cap Rate 7.45% Projected Market Value per SF $161 Projected Market Value $24,153,324

35

XVI. AMERICAN MULTI-CINEMA, INC.

Property Overview

- The Property comprises 80,000 square feet of space, and sits on 5.13 acres
- State of the art megaplex facility with 20 theaters, al having stadium seating
- As part of the Regal chain, first run distribution is a competitive advantage
- Competition within a 5-mile radius includes mostly second-run theatres with 10 or less screens
- AMC Norwalk 20 is the primary megaplex theatre location throughout the general area amc
20 THEATRES
CIVIC CENTER

Market Overview


Alhambra
San Gabriel
Baldwin Park
Covina
El Monte
West Covina
Los Angeles
Valinda
East Los Angeles
Montebello
Hacienda Heights
Walnut
Diamond Bar
South Gate
Whittier
Rowland Heights
Downey
Norwalk
La Habra
La Mirada
Brea
Compton
Gardena
Yorba Linda
Fullerton
Buena Park
Placentia
Lakewood
Carson
Anaheim
Cypress
Stanton
Orange
Lomita

- Large retailers in the area include Target, Circuit City and Autozone
- Recent retail growth patterns occur primarily along binding commercial streets, such as Norwalk Boulevard
- Less than 1 mile from Norwalk / Santa Fe Spring Metrolink Train Station
- Stonewood Shopping Center Mall within 6 miles
- About 2 miles east of Coast Plaza Doctors Hospital and 3 miles north of Cerritos College
- Less than 25 minutes from Long Beach Airport and about 30 minutes from Los Angeles International Airport

	Existing Inventory			
Los Angeles Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Antelope Valley	922	15,346,555	9.50%	$17.71
Burbank/Glendale/Pasadena	5,192	51,730,320	4.10%	$28.32
Downtown Los Angeles	1,319	20,730,260	4.00%	$31.38
Mid-Cities	3,424	37,898,399	6.30%	$21.54
Mid-Wilshire	3,243	33,932,182	4.10%	$40.01
San Fernando Valley	3,851	47,864,925	4.70%	$23.97
San Gabriel Valley	3,626	51,743,802	5.90%	$19.81
Santa Clarita Valley	629	12,548,591	7.60%	$24.64
South Bay	5,355	63,963,168	3.80%	$27.40
Southeast Los Angeles	1,176	16,670,276	5.20%	$22.25
Ventura North	1,722	18,120,187	6.30%	$19.65
Ventura South	1,682	25,424,546	5.40%	$23.10
West Los Angeles	3,488	35,509,473	6.40%	$40.22
Totals	35,629	431,482,684	5.20%	$26.27

Underwriting XVI. AMERICAN MULTI-CINEMA, INC. Property and Lease Overview Property Address 12300 Civic Center Drive (Norwalk, CA) MSA Los Angeles, CA Property Type Retail SF 80,000 Tenant / Guarantor American Multi-Cinema, Inc. Credit Rating B Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $23.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $32.46 Projected Renewal Probability 85% Projected Residual Value per SF $328.67 Present Value of Residual per SF $110.40 Lease Lease Term 10.9 Years Current Rent per SF $20.54 Average Annual Rent Increases 0.34% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $148.16 Valuation Projected Market Cap Rate 7.94% Projected Market Value per SF $259 Projected Market Value $20,685,003

37

XVII. REGAL CINEMAS, INC.

Property Overview

- The Property comprises 51,222 square feet of space
- The Property is an 8-year-old state-of-the-art entertainment facility with all 16 screens having stadium seating and digital sound
- As part of the Regal chain, first run distribution is a competitive advantage
- Closest market competitor is the older Carmike 10 with only 4 stadium theaters approximately 5 miles on the other side of town
- One of the strongest trending per-theater sales volume in portfolio



Market Overview


Daleville
Troutville
Catawba
Cloverdale
Blue Ridge
Hollins
Salem
Roanoke
Vinton
Cave Spring
Stewartsville
Shawsville
Red Valley
Boones Mill

- Big box retail includes Target, Best Buy and Super Wal-Mart
- Easy point of reference and convenient access to Interstate 581 and Interstate 81
- Signaled ingress/egress
- Location is convenient to complimentary retailing including a variety of restaurants with the draw power of the Valley View Mall and the subsequent synergy it creates

	Existing Inventory			
Roanoke Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Botetourt County	189	1,310,803	2.90%	$13.84
Craig County	3	14,050	0.00%	$0.00
Downtown Roanoke	173	2,269,957	4.60%	$8.87
East Roanoke City	388	6,636,734	2.90%	$12.61
Franklin County	38	858,500	7.50%	$7.93
Salem City	346	3,007,605	3.90%	$11.57
W Outlying Roanoke Cnty	15	124,076	0.00%	$0.00
West Roanoke City	200	3,998,651	4.40%	$15.15
Totals	1,352	18,220,376	3.80%	$12.61

Underwriting XVII. REGAL CINEMAS, INC. Property and Lease Overview Property Address 4730 Valley View Blvd MSA Roanoke, VA Property Type Retail SF 51,222 Tenant / Guarantor Regal Cinemas, Inc. Credit Rating B+ Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $21.78 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $27.83 Projected Renewal Probability 85% Projected Residual Value per SF $280.02 Present Value of Residual per SF $108.64 Lease Lease Term 9.9 Years Current Rent per SF $23.73 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $164.76 Valuation Projected Market Cap Rate 8.68% Projected Market Value per SF $273 Projected Market Value $14,004,048

39

XVIII. AMERICAN MULTI-CINEMA, INC.

Property Overview

- The Property comprises 88,000 square feet of space
- The Property is a state of the art entertainment facility with all 24 theaters having stadium seating
- One of the first 50 locations nationwide for the new IMAX digital upgrade from 2008/09
- As part of the AMC chain, first run distribution is a competitive advantage
- Closest competition is a 16-screen Great Escape facility 9.5 miles away run by a regional operator Alliance Entertainment
- Impact of competition has been absorbed and is now stabilized with increasing projections



Market Overview


Kennesaw
Marietta
Duluth
Sandy Springs
Smyrna
Lawrenceville
Snellville
Mableton
Atlanta
Douglasville
East Point
Forest Park
Conyers
Union City
Fairburn
Stockbridge
Jonesboro
Palmetto
Tyrone
Fayetteville
McDonough

- Main retail shopping center location with shared access joined by LA Fitness and Barnes & Noble
- Other neighboring retailers include Circuit City, Target, Babies R Us and Home Depot
- Easy entrance and exit off main street connecting to Interstate 75
- There is a complimentary mix of restaurants enhancing the entertainment destination
- Dramatic contemporary building façade

	Existing Inventory			
Atlanta Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Net Rates
Buckhead Ret	529	4,400,606	8.70%	$34.69
Central Atl Ret	904	14,882,294	5.00%	$19.56
Central Perimeter Ret	321	2,841,292	5.50%	$18.89
Coweta County Ret	429	2,772,816	4.00%	$14.90
Dekalb Ret	1,944	14,334,327	5.90%	$14.17
Georgia 400 Ret	1,016	10,497,586	8.30%	$16.33
Gwinnett Ret	2,184	21,476,746	6.80%	$14.14
NE Atlanta Outlying Ret	46	590,016	10.70%	$14.51
North Cobb Ret	1,504	13,199,713	9.60%	$12.15
South Atlanta Ret	1,425	13,159,874	7.80%	$11.66
South Cobb Ret	618	5,563,632	7.20%	$16.75
South Metropolitan Ret	978	9,080,145	8.10%	$11.55
West Metropolitan Ret	910	9,133,051	9.90%	$11.05
Totals	12,808	121,932,098	7.30%	$14.54

Underwriting XVIII. AMERICAN MULTI-CINEMA, INC. Property and Lease Overview Property Address 7065 Mount Zion Circle (Morrow, GA) MSA Atlanta, GA Property Type Retail SF 88,000 Tenant / Guarantor American Multi-Cinema, Inc. Credit Rating B Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $19.00 Projected Annual Market Rent Growth Over Lease Term 2.75% Projected Residual Year Market Rent per SF - NNN $23.29 Projected Renewal Probability 85% Projected Residual Value per SF $235.30 Present Value of Residual per SF $115.02 Lease Lease Term 7.5 Years Current Rent per SF $19.00 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 8.00% Present Value of Contractual Lease Cash Flows $107.33 Valuation Projected Market Cap Rate 8.55% Projected Market Value per SF $222 Projected Market Value $19,566,801

41

XIX. COCA-COLA ENTERPRISES INC.

Property Overview

- The Property consists of approximately 15.25 acres land located at Lot #14 Shreve Park Industrial Park, Shreveport, Louisiana
- Build-to-suit property under construction
- Construction at the Property commenced on August, 2009 and the anticipated completion date is scheduled for November 30, 2010
- Coca-Cola has been bottling soft drinks in the Shreveport area since the turn of the century, and the Property is intended to replace the aging existing facility on Stoner Avenue in Shreveport, LA


Coca-Cola

Representative photo

Market Overview


Caddo Lake
Mooringsport
Benton
Kisatchie National Forest
Minden
Blanchard
Red Chute
Eastwood
Haughton
Doyline
Sibley
Waskom
Shreveport
De Berry
Wallace Lake
Stonewall
Ringgold
Hall Summit
Deadwood

- The Property offers significant resources, including a powerful transportation network of rail, water, air and interstate highway
- Located directly off the 4-lane divided Inner Loop Expressway (Highway 3132) in West Shreveport, the Property is just 1 mile south of Interstate 20 and 5 minutes from Shreveport Regional Airport
- Shreveport Park is also in close proximity to Interstate 49, Union Pacific Railroad facilities and the Port of Shreveport/Bossier

	Existing Inventory			
Shreveport Flex Market	# Bldgs	Total RBA	Vacancy	Quoted Net Rates
Bossier Parish	107	943,615	1.00%	$8.25
Caddo Parish	4	44,756	2.90%	$9.00
CBD	3	24,320	0.00%	$0.00
Central	8	77,510	37.00%	$7.80
DeSoto Parish	1	3,600	0.00%	$0.00
East	1	5,084	0.00%	$0.00
North	107	815,264	1.80%	$6.50
Southeast	4	254,926	0.00%	$13.84
Southwest	3	25,786	3.90%	$18.00
West	7	71,604	7.70%	$7.63
Totals	245	2,266,465	2.60%	$8.65

Underwriting Representative photos XIX. COCA-COLA ENTERPRISES INC. Property and Lease Overview Property Address Shreve Park Industrial Campus MSA Shreveport, LA Property Type Industrial SF 100,000 Tenant / Guarantor Coca-Cola Enterprises Inc. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $8.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $11.59 Projected Renewal Probability 80% Projected Residual Value per SF $123.29 Present Value of Residual per SF $30.54 Lease Lease Term 15.0 Years Current Rent per SF $9.26 Average Annual Rent Increases 1.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 4.50% Present Value of Contractual Lease Cash Flows $105.80 Valuation Projected Market Cap Rate 6.79% Projected Market Value per SF $136 Projected Market Value $13,634,324

43

XX. FEDEX GROUND PACKAGE SYSTEM, INC.

Property Overview

- The Property is a built-to-suit project for FedEx Ground Package System, who will occupy 100% of the space
- FedEx Corporation, the parent, is rated BBB by S&P
- The Property is expected to comprise approximately 214,745 square feet, 12,754 square feet of which will be office space and 201,988 square feet of which will be warehouse space
- The proposed improvements are expected to be complete by March 1, 2011
- The improvements will consist of a one-story truck terminal/hub/transit facility


FedEx

Representative photo

Market Overview


Milwaukee
Racine
Kenosha
Waukegan
North Chicago
Rockford
Chicago

- Located in northern Chicago in the Lake County submarket
- Chicago is among the leading industrial markets in the nation, and among the biggest in the world with more than 1.2 billion square feet of inventory
- A major player in cargo transportation, Chicago has been on the forefront of industry growth due to its centralized location, with 6 major railroads intersecting in the heart of Chicago
- Many major retailers, including Target and Wal-Mart, have chosen the outlying areas of Chicago to add regional distribution hubs

	Existing Inventory			
Chicago Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Indiana Ind	830	44,088,041	10.10%	$3.47
Kenosha County Ind	181	17,742,955	12.40%	$4.09
Lake County Ind	1,273	73,093,938	11.70%	$5.55
McHenry County Ind	678	26,587,210	8.40%	$5.69
North Chicago Ind	2,077	79,721,835	10.50%	$5.91
North Cook Ind	875	46,837,062	6.70%	$5.91
Northwest Ind	1,149	51,941,312	12.30%	$5.53
OHare Ind	2,117	100,619,973	14.20%	$5.62
South Chicago Ind	1,592	121,190,874	9.60%	$4.19
South Suburban Ind	1,216	72,412,205	13.30%	$4.07
SW/I-55 Corridor Ind	2,172	177,155,942	15.20%	$4.15
West Cook Ind	1,498	85,499,459	11.70%	$4.86
West Suburban Ind	3,067	173,598,574	11.90%	$4.45
Totals	18,725	1,070,489,380	12.00%	$4.73

Underwriting XX. FEDEX GROUND PACKAGE SYSTEM, INC. Property and Lease Overview Property Address Vicinity of 1292 IL Route 83 MSA Chicago, IL Property Type Industrial SF 214,745 Tenant / Guarantor FedEx Ground Package System, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $8.20 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $11.88 Projected Renewal Probability 75% Projected Residual Value per SF $125.26 Present Value of Residual per SF $29.99 Lease Lease Term 15.0 Years Current Rent per SF $9.74 Average Annual Rent Increases 1.50% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $110.98 Valuation Projected Market Cap Rate 6.91% Projected Market Value per SF $141 Projected Market Value $30,271,499

45

XXI. NOVUS INTERNATIONAL, INC.

Property Overview

- Novus International, Inc., a leader in the animal health and nutrition industry, partnered with Clayco to create a new global headquarters facility in the Missouri Research Park
- The $20 million project included renovation of Novus' existing 42,000-square-foot building and a 48,000-square-foot addition
- The new global headquarters is designed with the environmentally friendly framework of the U.S. Green Building Council's Leadership in Energy and Environmental Design
- The Property is 100% occupied by Novus International



Market Overview



St Charles
Florissant
Maryland Heights
Ferguson
Chesterfield
St Louis
Collinsville
O'Fallon
Granite City
Edwardsville
Kirkwood
Webster Groves
Mehlville
Oakville
Belleville
Wildwood
Eureka
Pacific
Arnold
Columbia
Waterloo
Freeburg
Millstadt
Cedar Hill Lakes
Cedar Hill
Hillsboro
Herculaneum
Imperial
Barnhart
Pevely

- The Property is located in Missouri Research Park in the west outlying St. Louis area
- Missouri Research Park is a 200-acre park in Weldon Spring created in 1985
- Home to over a dozen high-tech companies, the park helped catalyze a high-tech corridor along US-40 / I-64
- The Property is approximately 20 miles from Lambert-St. Louis International Airport

St. Louis Class A Office Market	Existing Inventory # Bldgs	Existing Inventory Total RBA	Vacancy	Quoted Gross Rates
Central County	70	10,471,880	9.50%	$24.80
Illinois	14	556,350	26.20%	$23.81
North St Louis County	24	3,834,064	18.60%	$20.56
South St Louis County	11	736,413	25.90%	$21.32
St Charles County	26	2,698,869	6.90%	$21.66
St Louis City	39	12,955,969	13.30%	$19.46
West St Louis County	56	5,985,672	8.60%	$23.69
Totals	240	37,239,217	12.00%	$22.04

Underwriting XXI. NOVUS INTERNATIONAL, INC. Property and Lease Overview Property Address 20 Missouri Research Park Ct. (St. Charles, MO) MSA St. Louis, MO Property Type Office SF 90,722 Tenant / Guarantor Novus International, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $16.00 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $23.86 Projected Renewal Probability 75% Projected Residual Value per SF $254.98 Present Value of Residual per SF $74.80 Lease Lease Term 13.5 Years Current Rent per SF $19.27 Average Annual Rent Increases 1.05% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 4.75% Present Value of Contractual Lease Cash Flows $200.40 Valuation Projected Market Cap Rate 7.00% Projected Market Value per SF $275 Projected Market Value $24,966,796

47

XXII. MEADWESTVACO CORPORATION

Property Overview

- The Property is a rail-served 619,637 square foot warehouse/distribution facility situated on a 148.737-acre site in Raphine, Virginia
- The building is comprised of 403,720 square feet of warehouse expansion space that was constructed in 2009, which is connected to a 215,917 square foot existing warehouse that was constructed in 1984 and renovated in 2009
- Currently the property is 100% occupied by MeadWestvaco
- MeadWestvaco is rated BBB by S&P



Market Overview


Staunton
Waynesboro
Fishersville
Middlebrook
Greenville
Raphine
Stuarts Draft
Lyndhurst
Sherando
Vesuvius

- The Property is located in Augusta County, Virginia, within the Staunton-Waynesboro Micropolitan Statistical Area
- Augusta County is located in the west-central portion of Virginia in the Shenandoah Valley
- Situated along the Interstate 81 corridor, near its interchange with Interstate 64
- Approximately 150 miles southwest of Washington, DC; 90 miles west of the state capital of Richmond; and 85 miles north of Roanoke
- The county is 971 square miles in size, making it the second largest in Virginia

	Existing Inventory			
Roanoke Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Botetourt County	55	2,964,191	3.50%	$2.76
Downtown Roanoke	31	900,568	1.60%	$5.76
East Roanoke City	188	7,996,339	17.30%	$2.05
Franklin County	19	1,432,138	9.60%	$2.20
Salem City	138	5,904,481	11.70%	$3.00
W Outlying Roanoke Cnty	12	467,422	4.70%	$6.44
West Roanoke City	86	2,447,068	24.00%	$4.68
Totals	529	22,112,207	13.30%	$2.84

Underwriting XXII. MEADWESTVACO CORPORATION Property and Lease Overview Property Address 271 Lofton Road MSA Raphine, VA Property Type Industrial SF 619,637 Tenant / Guarantor MeadWestvaco Corporation Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $3.85 Projected Annual Market Rent Growth Over Lease Term 2.75% Projected Residual Year Market Rent per SF - NNN $6.39 Projected Renewal Probability 85% Projected Residual Value per SF $68.75 Present Value of Residual per SF $11.59 Lease Lease Term 18.7 Years Current Rent per SF $4.04 Average Annual Rent Increases 1.50% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 6.25% Present Value of Contractual Lease Cash Flows $48.86 Valuation Projected Market Cap Rate 6.68% Projected Market Value per SF $60 Projected Market Value $37,455,294

49

XXIII. FEDEX GROUND PACKAGE SYSTEM, INC.

Property Overview

- The Property is a 26,878 square foot distribution facility situated on approximately 6.3 acres
- The building includes of 2,860 square feet of office space, and has expansion capability of 10,270 square feet
- Currently the property is 100% occupied by FedEx Ground Package System
- FedEx Ground is an operating company of FedEx Corporation, which is rated BBB by S&P



Representative photo

Market Overview



Youngstown
Warren
Niles
Austintown
Boardman
New Castle
Pittsburgh
Oil City
Cranberry
Grove City
Butler
Monroeville
McKeesport
Penn Hills
Weirton
Kittanning

- The Property is located in Franklin, Pennsylvania, which is approximately 10 miles from Oil City, PA
- Oil City is in Venango County at the confluence of the Allegheny River and Oil Creek in the foothills of the Allegheny Mountains
- Oil City is approximately 30 miles northeast of the intersection of I-79 and I-80 and is approximately 90 miles north of Pittsburgh and 70 miles east of Youngstown, Ohio
- In 2005, several economic development groups were consolidated into a new, regional economic development agency known as the Oil Region Alliance (ORA), which works to promote a pro-business atmosphere by attracting new businesses and helping existing businesses expand

	Existing Inventory			
Youngstown Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Austintown	76	5,106,014	10.60%	$2.60
Boardman	103	1,967,022	7.80%	$2.62
Downtown Warren	29	521,279	8.60%	$0.00
Downtown Youngstown	36	2,287,230	9.70%	$1.71
Hermitage	16	583,722	20.20%	$2.46
Mahoning County	192	6,574,439	4.20%	$2.70
Mercer County	101	3,566,130	15.40%	$3.60
Niles	50	1,317,109	12.20%	$1.30
Trumbull County	249	11,143,382	7.50%	$3.03
Warren	100	4,915,493	7.10%	$3.10
Youngstown	160	4,955,445	11.70%	$2.47
Totals	1,112	42,937,265	8.90%	$2.72

Underwriting XXIII. FEDEX GROUND PACKAGE SYSTEM, INC. Property and Lease Overview Property Address 1715 Debence Drive (Franklin, PA) MSA Pittsburgh, PA Property Type Industrial SF 26,878 Tenant / Guarantor FedEx Ground Package System, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $5.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $7.02 Projected Renewal Probability 95% Projected Residual Value per SF $100.96 Present Value of Residual per SF $53.48 Lease Lease Term 8.3 Years Current Rent per SF $7.79 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $51.66 Valuation Projected Market Cap Rate 7.41% Projected Market Value per SF $105 Projected Market Value $2,825,931

51

XXIV. FEDEX GROUND PACKAGE SYSTEM, INC.

Property Overview

- The Property is a 26,878 square foot distribution facility situated on approximately 6.71 acres
- The building includes of 2,860 square feet of office space, and has expansion capability of 10,270 square feet
- Currently the property is 100% occupied by FedEx Ground Package System
- FedEx Ground is an operating company of FedEx Corporation, which is rated BBB by S&P



Representative photo

Market Overview


M I S S I S S I P P I
Roxie
Meadville
Bude
Homochitto
Homochitto National Forest
Gloster
Amite
Liberty
24
McComb
Magnolia
Centreville
48
Osyka
Norwood
Kentwood
Wilson
Clinton
10
Jackson
Greensburg

- McComb is a small city located in the central southwest corner of Mississippi fifteen miles from the Louisiana state line on Interstate 55
- The main line of the Illinois Central (now the Canadian National Railroad) passes thru the city in a direct route from New Orleans to Chicago
- Major highways passing thru the city are U.S. Highway 98 running from Mobile to Natchez and Highway 51 which runs from New Orleans to Minneapolis
- Emphasis in McComb today is on transportation and small industrial operations tied to the interstate highway system as well as a strong local agricultural economy

	Existing Inventory			
New Orleans Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Airport/Metairie/Kenner	1,390	23,357,994	10.80%	$4.61
French Quarter	4	39,525	0.00%	$0.00
Greater New Orleans	295	6,230,815	4.00%	$3.52
MidCity/City Park	29	662,918	9.70%	$5.73
Northshore/E New Orleans	145	4,471,928	17.30%	$3.57
Plaquemines Parish	84	1,962,357	1.90%	$6.10
St Bernard Parish	20	107,808	33.00%	$7.48
St Charles Parish	83	3,953,082	6.50%	$5.14
St John Baptist Parish	16	548,562	7.50%	$6.63
St Tammany Parish	99	1,109,999	28.40%	$6.92
Uptown/Garden District	266	4,799,254	11.40%	$5.25
Westbank	193	2,211,864	5.60%	$3.41
Totals	2,624	49,456,106	10.10%	$4.62

Underwriting XXIV. FEDEX GROUND PACKAGE SYSTEM, INC. Property and Lease Overview Property Address 1335 Parklane Rd (McComb, MS) MSA New Orleans, LA Property Type Industrial SF 26,878 Tenant / Guarantor FedEx Ground Package System, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $6.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $8.26 Projected Renewal Probability 95% Projected Residual Value per SF $133.22 Present Value of Residual per SF $71.48 Lease Lease Term 8.1 Years Current Rent per SF $10.30 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $67.21 Valuation Projected Market Cap Rate 7.43% Projected Market Value per SF $139 Projected Market Value $3,727,642

53

XXV. FEDEX GROUND PACKAGE SYSTEM, INC.

Property Overview

- Recently completed build-to-suit for lease project for FedEx Ground Package System, Inc.
- The Property is a 103,328 square foot building located on approximately 26.3 acres of land in Ann Arbor, Michigan
- Constructed as a home delivery co-location facility, the property includes 4,443 square feet of office, and is expandable to 139,106 square feet
- The newly constructed facility is 100% occupied by FedEx Ground
- FedEx Ground is an operating company of FedEx Corporation, which is rated BBB by S&P


FedEx

Market Overview


Howell
Milford
Cass Lake
Keego Harbor
Bloomfield Hills
Troy
West Bloomfield
Brighton
Madison Heights
Warren
Green Oak
Farmington Hills
Royal Oak
Pinckney
South Lyon
Southfield
Novi
Northville
Redford
Plymouth
Livonia
Hamtramck
Dexter
Northfield
Detroit
Westland
Wayne
Inkster
Dearborn
Ann Arbor
Ypsilanti
Allen Park
Lincoln Park
Romulus
Taylor
Southgate
Ford Lake
Saline
Willis
Woodhaven
Trenton
Manchester
Amherstburg
Milan
Flat Rock
Gibraltar
Carleton
Tecumseh

- The Property is located in Ann Arbor in southeast Michigan, approximately 25 miles west of Detroit
- Ann Arbor is the county seat of Washtenaw County and is the state's seventh largest city
- Washtenaw County is centrally located with access to four major freeways, three airports, four major rail lines and Detroit's international deepwater port
- Ann Arbor is home to five colleges and universities and is best known for being the home of the University of Michigan

	Existing Inventory			
Detroit Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Airport/I-275 Ind	2,765	103,158,009	15.30%	$4.39
Detroit Area Ind	1,373	83,330,462	19.50%	$3.01
Downriver Ind	632	41,489,694	13.50%	$3.77
East Area Ind	3,971	112,494,463	9.50%	$4.21
I-96 Corridor Ind	1,643	48,869,433	11.80%	$5.26
Oakland County NW Ind	1,196	46,313,365	10.50%	$5.04
Royal Oak/Southfield Ind	1,078	16,999,378	7.90%	$4.00
Troy Area Ind	1,311	27,829,758	13.40%	$4.67
Washtenaw Ind	606	19,269,286	14.90%	$4.91
Totals	14,575	499,753,848	13.40%	$4.25

Underwriting XXV. FEDEX GROUND PACKAGE SYSTEM, INC. Property and Lease Overview Property Address 6700 South State Street MSA Ann Arbor, MI Property Type Industrial SF 103,328 Tenant / Guarantor FedEx Ground Package System, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $5.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $7.04 Projected Renewal Probability 95% Projected Residual Value per SF $94.24 Present Value of Residual per SF $49.60 Lease Lease Term 8.3 Years Current Rent per SF $7.26 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $48.52 Valuation Projected Market Cap Rate 7.40% Projected Market Value per SF $98 Projected Market Value $10,138,850

55

XXVI. FEDEX GROUND PACKAGE SYSTEM, INC.

Property Overview



- The Property is a 162,535 square foot distribution facility which was a built-to-suit project for FedEx Ground
- Sitting on 25.17 acres, the Property is located in Chattanooga, along the Tennessee-Georgia border
- The site was developed with room for a 32,076 square foot expansion
- FedEx recognizes the location as a key to sustaining their long-term growth in the region, as this semi automated facility is about 130 miles from the hub in Nashville
- The newly constructed facility is 100% occupied by FedEx Ground
- FedEx Ground is an operating company of FedEx Corporation, which is rated BBB by S&P

Market Overview


Tracy City
Soddy-Daisy
Whitwell
127
27
Snow Hill
Powells Crossroads
Fairmount
Walden
Middle Valley Estates
Cleveland
64
Harrison
Jasper
Signal Mountain
Red Bank
Ooltewah
Kimball
Chattanooga
Collegedale
East Ridge
South Pittsburg
Whiteside
Beverly Hills
71
Indian Springs
Bridgeport
Fort Oglethorpe
Boynton
Trenton
Chickamauga
Ringgold
301
Rock Spring
401
61
72
Kensington
Dalton
411
LaFayette
136
Villanow
Walnut Grove
Conasauga
75

- Located along the Tennessee-Georgia border, Chattanooga, Tennessee, lies in the ridge-valley portion of the Appalachian Mountains and Cumberland Plateau
- Situated at the junction of three interstate highways (I-24, I-59 and I-75), Chattanooga is approximately two hours (or less) to Atlanta, GA, Birmingham, AL, and Huntsville, AL
- Businesses in the area not only have the availability of road and rail for transportation but also have the availability of shipping or receiving goods and supplies via water on the Tennessee River
- More than 53 million tons of goods are transported up and down the Tennessee River every year

	Existing Inventory			
Chattanooga Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Catoosa County	29	1,669,360	16.80%	$2.94
CBD	13	1,724,417	0.00%	$0.00
Dade County	5	385,840	60.30%	$2.39
East	199	9,786,692	16.50%	$3.11
Marion County	6	481,146	20.60%	$2.50
North	11	763,012	7.70%	$2.26
Outlying Chattanooga	130	5,128,762	18.40%	$4.31
Sequatchie County	5	98,552	22.30%	$0.00
South	60	3,685,493	13.80%	$4.55
Walker County	33	4,273,145	79.80%	$2.27
Totals	491	27,996,419	25.60%	$3.63

Underwriting XXVI. FEDEX GROUND PACKAGE SYSTEM, INC. Property and Lease Overview Property Address 3021 Alton Park Boulevard MSA Chattanooga, TN Property Type Industrial SF 162,535 Tenant / Guarantor FedEx Ground Package System, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $6.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $8.26 Projected Renewal Probability 90% Projected Residual Value per SF $103.21 Present Value of Residual per SF $47.74 Lease Lease Term 8.1 Years Current Rent per SF $6.44 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $42.02 Valuation Projected Market Cap Rate 7.18% Projected Market Value per SF $90 Projected Market Value $14,588,539

57

XXVII. FEDEX GROUND PACKAGE SYSTEM, INC.

Property Overview


FedEx

- The Property is a 115,437 square foot distribution facility which was a built-to-suit project for FedEx Ground and was completed in 2007
- The Property consists of 5,219 square feet of office space and 110,218 square feet of distribution warehouse space
- FedEx Ground has the right to expand the building by up to 50,223 square feet (adding up to 10 dock doors) at any time during the lease term
- The newly constructed facility is 100% occupied by FedEx Ground
- FedEx Ground is an operating company of FedEx Corporation, which is rated BBB by S&P

Market Overview


Champlin
Brooklyn Park
Maple Grove
Fridley
Plymouth
Golden Valley
Minneapolis
St Paul
Roseville
Maplewood
Oakdale
Woodbury
Edina
Richfield
Chanhassen
Eden Prairie
Bloomington
Shakopee
Burnsville
Apple Valley
Cottage Grove
Hastings
Prescott
River Falls
Hudson
White Bear Lake
Hugo

- Shakopee is located in the southwest corner of the Twin Cities metropolitan area
- Approximately 23 miles from Minneapolis, the Property is located near the junction of the Shakopee Bypass (US Hwy 169), State Route 13 and County Hwy 101
- The Shakopee Bypass provides access to Interstate 494, and Minneapolis-Saint Paul International Airport is about 20 miles from the Property

	Existing Inventory			
Minneapolis Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Chisago County Ind	160	3,134,612	3.70%	$4.19
East Ind	242	10,460,814	6.00%	$5.99
Isanti County Ind	98	1,907,551	4.80%	$5.57
Midway Ind	294	18,322,090	12.20%	$5.14
Minneapolis Ind	666	23,114,479	7.00%	$5.18
North Central Ind	1,282	47,336,384	5.30%	$5.50
Northwest Ind	979	49,684,831	5.90%	$5.94
Pierce County Ind	14	152,105	16.40%	$3.10
Sherburne County Ind	287	6,817,231	5.10%	$5.23
South Central Ind	675	33,184,214	8.80%	$5.24
Southwest Ind	940	46,436,086	5.20%	$5.27
St Croix County Ind	169	5,798,464	3.50%	$4.37
St Paul Ind	241	9,425,915	5.70%	$4.81
Stearns County Ind	149	5,140,382	5.70%	$4.77
Wright County Ind	264	5,780,547	6.70%	$5.64
Totals	6,460	266,695,705	6.50%	$5.39

Underwriting XXVII. FEDEX GROUND PACKAGE SYSTEM, INC. Property and Lease Overview Property Address 5800 12th Ave (Shakopee, MN) MSA Minneapolis, MN Property Type Industrial SF 115,437 Tenant / Guarantor FedEx Ground Package System, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $7.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $9.23 Projected Renewal Probability 95% Projected Residual Value per SF $116.03 Present Value of Residual per SF $65.52 Lease Lease Term 7.0 Years Current Rent per SF $8.35 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $48.37 Valuation Projected Market Cap Rate 7.33% Projected Market Value per SF $114 Projected Market Value $13,146,883

59

XXVIII. FEDEX GROUND PACKAGE SYSTEM, INC.

Property Overview

- The Property is a 123,367 square foot distribution facility which was a built-to-suit project for FedEx Ground and was completed in February 2009
- The Property consists of 6,138 square feet of office space and 117,229 square feet of distribution warehouse space
- FedEx Ground has the right to expand the building by up to 48,540 square feet (adding up to 12 dock doors) at any time during the lease term
- The newly constructed facility is 100% occupied by FedEx Ground
- FedEx Ground is an operating company of FedEx Corporation, which is rated BBB by S&P



Market Overview


Palm Harbor
Temple Terrace
Hillsborough
Lakeland
Dunedin
Clearwater
Carrollwood Village
Safety Harbor
Tampa
Dover
Plant City
Mango
Largo
Belleair
Brandon
Willow Oak
Mulberry
687
Pinellas Park
Gibsonton
Bloomingdale
Seminole
Lealman
St Petersburg
Apollo Beach
Treasure Island
Gulfport
St Pete Beach
Ruskin
Sun City Center
Tampa Bay
Holmes Beach
Palmetto
Cortez
Bradenton
SR-64 E
64
Bayshore Gardens
Longboat Key
Whitfield Estates

- The Property is located in the city of Palmetto within Port Manatee Industrial Park, a 138-acre park adjacent to Port Manatee
- Palmetto is located just north of Brandenton, the largest Principal City of the Bradenton-Sarasota-Venice Metropolitan Statistical Area
- The Property is situated directly on US Hwy 41, providing convenient access to Interstate 75 and Interstate 275
- Located directly south of Manatee Airport, the Property serves as a relief point for FedEx's Tampa center on Florida Mining Road

Tampa Warehouse Market	Existing Inventory		Vacancy	Quoted Rates
	# Bldgs	Total RBA		
Central Hillsborough Ind	1,142	28,169,634	7.70%	$4.87
East Hillsborough Ind	1,244	57,484,710	12.80%	$4.98
Hernando County Ind	101	1,577,177	12.00%	$6.34
North Hillsborough Ind	596	10,258,235	9.00%	$6.36
Pinellas Ind	3,270	61,246,158	9.30%	$5.55
Polk County Ind	962	41,846,780	16.60%	$4.22
Sarasota/Bradenton Ind	2,495	43,340,511	10.20%	$5.56
Totals	9,810	243,923,205	11.40%	$5.11

Underwriting XXVIII. FEDEX GROUND PACKAGE SYSTEM, INC. Property and Lease Overview Property Address 3015 Buckeye Road (Palmetto, FL) MSA Tampa, FL Property Type Industrial SF 123,367 Tenant / Guarantor FedEx Ground Package System, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $8.00 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $10.31 Projected Renewal Probability 90% Projected Residual Value per SF $133.36 Present Value of Residual per SF $64.85 Lease Lease Term 8.6 Years Current Rent per SF $8.94 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $61.26 Valuation Projected Market Cap Rate 7.09% Projected Market Value per SF $126 Projected Market Value $15,557,848

61

XXIX. FEDERAL EXPRESS CORP.

Property Overview

- The Property was completed as part of a build-to-suit for lease project for Federal Express Corporation
- Federal Express Corporation is using the premises as a depot that receives incoming packages from Newark Airport, deploys distribution fleets for local deliveries and collections, accumulates mail and packages for departure freight, and provides services for visiting customers
- The Property is a 98,753 square foot building located on approximately 10.33 acres in South Bronx
- The facility is 100% occupied by Federal Express Corporation, rated Baa2 by Moody's



Market Overview


Paterson
Yonkers
White Plains
Port Chester
Mount Vernon
Glen Cove
Newark
New York
Elizabeth
Union City
West New York
Newark Bay
Valley Stream
Hempstead
Long Beach
Plainfield

- The Property is located within the Harlem River Yard, a 96-acre site located in the South Bronx section of New York City
- The Bronx is the northernmost of the five boroughs of New York City, and is served by six lines of the New York City Subway with 70 stations in the Bronx
- Approximately 6 miles from LaGuardia Airport, and 17 miles from John F. Kennedy International Airport
- The Property is situated with direct access to Interstate 87 and Interstate 278
- Several colleges and universities are located in the Bronx, including Fordham University and Albert Einstein College of Medicine, among many others

	Existing Inventory			
NYC Outer Boroughs Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Bronx	1	20,000	0.00%	$0.00
Central Queens Ind	507	16,278,485	4.00%	$9.80
North Brooklyn Ind	1,970	50,474,042	3.30%	$13.54
Northeast Queens Ind	465	11,008,121	2.20%	$13.94
Northwest Queens Ind	1,119	32,798,903	4.60%	$12.87
South Brooklyn Ind	948	27,840,139	6.20%	$10.30
South Queens Ind	479	11,511,913	6.50%	$11.11
Staten Island Ind	152	4,695,494	5.30%	$9.74
Totals	5,641	154,627,097	4.40%	$11.70

Underwriting XXIX. FEDERAL EXPRESS CORP. Property and Lease Overview Property Address 670 E. 132nd Street (Bronx, NY) MSA New York, NY Property Type Industrial SF 98,753 Tenant / Guarantor Federal Express Corp. Credit Rating Baa2 Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $11.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $19.44 Projected Renewal Probability 90% Projected Residual Value per SF $205.60 Present Value of Residual per SF $41.01 Lease Lease Term 17.8 Years Current Rent per SF $18.12 Average Annual Rent Increases 1.05% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $226.54 Valuation Projected Market Cap Rate 6.77% Projected Market Value per SF $268 Projected Market Value $26,420,806

63

XXX. FEDEX CORPORATION

Property Overview

- The Property will be a 79,000 square foot distribution facility which is a built-to-suit project for FedEx Freight, Inc. and is expected to be completed in January 2011
- The Property will consist of 1,880 sf of POD space, 6,800 sf of office space, 9,720 sf of maintenance space and 60,600 sf of warehouse space
- The facility will be designed to accommodate 29,580 square feet of building expansion
- The newly constructed facility will be 100% occupied by FedEx Freight , Inc., guaranteed by FedEx Corp., which is rated BBB by S&P


FedEx
Representative photo

Market Overview


Halstead
15
Whitewater
Yoder
Potwin
Sedgwick
Haven
Mount Hope
Bentley
Valley Center
196
177
96
El Dorado
Colwich
Park City
Kechi
254
Benton
Towanda
Maize
Bel Aire
Cheney Reservoir
Wichita
Andover
Augusta
Leon
Garden Plain
54
Goddard
Eastborough
Cheney
42
Oaklawn
Haysville
Rose Hill
Derby
Walnut
Douglass
Clearwater
Viola
Mulvane

- The Property will be located in southwest Wichita, directly adjacent to Wichita Mid-Continent Airport
- Located along Southwest Boulevard, the Property will have convenient access to Interstate 235 and central Wichita

	Existing Inventory			
Wichita Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Airport	21	694,244	7.60%	$5.41
Andover/East	3	114,381	0.00%	$0.00
Augusta/El Dorado	15	458,089	8.50%	$1.41
Derby/Haysville/Mulvane	86	827,123	8.90%	$4.62
Downtown	239	2,872,789	5.70%	$3.20
Goddard/West	41	903,590	9.00%	$5.09
McConnell AFB/Southeast	15	2,635,866	0.60%	$3.64
Newton/Hesston	16	2,119,023	2.70%	$2.36
Northeast	329	11,461,501	9.40%	$3.96
Northwest	42	335,143	8.10%	$4.43
Park City/North	20	1,063,060	57.70%	$4.23
Southeast	263	4,471,289	7.00%	$3.74
Southwest	515	10,454,219	7.00%	$4.60
Sumner County	18	202,621	10.90%	$22.75
Totals	1,623	38,612,938	8.50%	$4.27

Underwriting XXX. FEDEX CORPORATION Property and Lease Overview Property Address 3560 South Maize Road MSA Wichita, KS Property Type Industrial SF 79,000 Tenant / Guarantor FedEx Corporation Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $5.00 Projected Annual Market Rent Growth Over Lease Term 2.75% Projected Residual Year Market Rent per SF - NNN $7.51 Projected Renewal Probability 85% Projected Residual Value per SF $162.42 Present Value of Residual per SF $41.63 Lease Lease Term 15.0 Years Current Rent per SF $14.61 Average Annual Rent Increases 0.31% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $154.51 Valuation Projected Market Cap Rate 7.45% Projected Market Value per SF $196 Projected Market Value $15,495,271

65

XXXI. FEDEX CORPORATION

Property Overview

- The Property will be a 49,080 square foot building which is a built-to-suit for lease project for FedEx Freight, Inc.
- Expected delivery of the Property is January 2011
- The Property will be constructed as a Freight Truck Terminal facility, which will include a 47,720 square foot service center, 1,200 square foot fuel facility and a 160 square foot guard house
- The newly constructed facility will be 100% occupied by FedEx Freight , Inc., guaranteed by FedEx Corp., which is rated BBB by S&P


FedEx
Representative photo

Market Overview


Ponchatoula
Covington
Madisonville
Mandeville
Lacombe
Slidell
Killian
French Settlement
Lake Maurepas
Sorrento
Lake Pontchartrain
Donaldsonville
Garyville
LaPlace
Reserve
Convent
Lutcher
Vacherie
Kenner
Metairie
Hahnville
Destrehan
Luling
New Orleans
Chalmette
Marrero
Mimosa Park
Des Allemands
Estelle
Meraux
Poydras
Belle Chasse
Labadieville
Thibodaux
Bayou Lagoon
Lake Lery
51
22
41
11
47
3127

- The Property will be located in the Airport / Metairie / Kenner submarket, directly adjacent to the Louis Armstrong New Orleans International Airport
- The Property will have access to Interstate 10 and Interstate 310, giving it convenient access to central New Orleans

New Orleans Warehouse Market	Existing Inventory		Vacancy	Quoted Rates
	# Bldgs	Total RBA		
Airport/Metairie/Kenner	1,390	23,357,994	10.80%	$4.61
French Quarter	4	39,525	0.00%	$0.00
Greater New Orleans	295	6,230,815	4.00%	$3.52
MidCity/City Park	29	662,918	9.70%	$5.73
Northshore/E New Orleans	145	4,471,928	17.30%	$3.57
Plaquemines Parish	84	1,962,357	1.90%	$6.10
St Bernard Parish	20	107,808	33.00%	$7.48
St Charles Parish	83	3,953,082	6.50%	$5.14
St John Baptist Parish	16	548,562	7.50%	$6.63
St Tammany Parish	99	1,109,999	28.40%	$6.92
Uptown/Garden District	266	4,799,254	11.40%	$5.25
Westbank	193	2,211,864	5.60%	$3.41
Totals	2,624	49,456,106	10.10%	$4.62

Underwriting XXXI. FEDEX CORPORATION Property and Lease Overview Property Address St. Rose, St. Charles Parish, LA MSA New Orleans, LA Property Type Industrial SF 49,080 Tenant / Guarantor FedEx Corporation Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $16.50 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $23.90 Projected Renewal Probability 85% Projected Residual Value per SF $317.89 Present Value of Residual per SF $81.48 Lease Lease Term 15.0 Years Current Rent per SF $29.49 Average Annual Rent Increases 1.37% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $333.17 Valuation Projected Market Cap Rate 7.11% Projected Market Value per SF $415 Projected Market Value $20,351,083

67

XXXII. AVIALL SERVICES, INC.

Property Overview

- The Property is a bulk distribution building comprising approximately 578,734 square feet
- The Property was expanded in 2007 from its original 320,000 square feet
- Sitting on 28± acres, the building contains both a 2-story corporate office headquarters and a large warehouse distribution facility
- The Property is 100% occupied by Aviall, Inc., a wholly owned subsidiary of Boeing
- Boeing is rated A by S&P



Market Overview



Flower Mound
Lewisville
Plano
Wylie
Trophy Club
Carrollton
Murphy
Keller
Addison
Richardson
Grapevine
Farmers Branch
Garland
Watauga
North Richland Hills
University Park
Irving
Mesquite
Haltom City
Fort Worth
Grand Prairie
Dallas
Arlington
Balch Springs
Benbrook
Forest Hill
Duncanville
Hutchins
Seagoville
Crowley
Cedar Hill
DeSoto
Wilmer
Lancaster
Burleson
Mansfield
Glenn Heights
Ovilla
Red Oak
Ferris
Joshua
Midlothian
Palmer
Sunnyvale
Forney
Combine

- The Property is situated on Dallas/Fort Worth International Airport property
- Conveniently located along Interstate 635, the Property has direct access to central Dallas and Fort Worth
- Dallas is the largest economic center of the 12-county Dallas–Fort Worth–Arlington metropolitan area
- The city's economy is primarily based on banking, commerce, telecommunications, computer technology, energy, and transportation
- Only New York City and Houston are home to more Fortune 500 headquarters in the city limits

	Existing Inventory			
Dallas Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
DFW Airport Ind	464	52,627,588	16.10%	$3.98
Northwest Dallas Ind	1,122	79,188,543	13.40%	$4.12
Totals	11,283	604,640,878	12.10%	$3.84

	Existing Inventory			
Dallas Total Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Las Colinas	370	35,904,560	20.20%	$19.76
Mid-Cities	1,766	35,028,055	13.10%	$19.04
Totals	9,066	329,500,983	18.00%	$19.74

Underwriting XXXII. AVIALL SERVICES, INC. Property and Lease Overview Property Address 2750 Regent Blvd MSA Dallas / Fort Worth, TX Property Type Industrial SF 578,734 Tenant / Guarantor Aviall Services, Inc. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $5.50 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $7.39 Projected Renewal Probability 90% Projected Residual Value per SF $79.89 Present Value of Residual per SF $32.21 Lease Lease Term 10.0 Years Current Rent per SF $6.14 Average Annual Rent Increases 1.57% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $50.63 Valuation Projected Market Cap Rate 7.41% Projected Market Value per SF $83 Projected Market Value $47,946,629

69

XXXIII. CATERPILLAR INC.

Property Overview

- The Property was completed as part of a build-to-suit for lease project for Caterpillar, Inc.
- The newly constructed Class A building was completed in May 2008
- Section I contains 118,000 SF of warehouse and 6,000 SF of office area and is used by Caterpillar Logistics to provide logistical services to Newmont Mining including the storage and management of inventories
- Section II contains 38,180 SF and is occupied by Cashman CAT as its parts distribution facility
- Caterpillar Logistics is guaranteed by its parent company, Caterpillar Inc., rated A by S&P



Market Overview


Burgess Ln
741
Mountain City Hwy
225
Main City Park
535
Elko
Ballous Addition
Elko Municipal-J.C. Harris Field
W Idaho St
W Main St

- The Property is located in Canyon Business Park in Elko, Nevada
- Elko, NV is in the heart of Northeastern Nevada and is located in close proximity to major producing gold mining in Nevada
- Nevada is the leading gold producing state in the nation and is the fourth largest gold producing area in the world
- Elko, NV is the largest city in Northeastern Nevada and is quickly becoming one of Nevada's fastest growing areas

	Existing Inventory			
Salt Lake City Warehouse Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Cache County Ind	40	1,110,958	9.90%	$5.50
Davis/Weber Counties Ind	1,252	44,442,723	4.60%	$3.81
Downtown Ind	481	8,573,359	3.10%	$3.46
Juab County Ind	2	70,000	0.00%	$0.00
Morgan County Ind	2	52,000	0.00%	$0.00
South Valley Ind	1,591	29,705,484	2.20%	$5.37
Summit County Ind	12	324,353	0.00%	$5.40
Tooele County Ind	34	2,434,810	41.10%	$2.73
Utah County Ind	905	23,620,124	4.60%	$5.03
West Valley Ind	1,465	65,239,411	4.30%	$4.19
Totals	5,784	175,573,222	4.60%	$4.25

Underwriting XXXIII. CATERPILLAR INC. Property and Lease Overview Property Address 4216 – 4220 Ruby Vista Drive MSA Elko, NV Property Type Industrial SF 162,180 Tenant / Guarantor Caterpillar Inc. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $6.25 Projected Annual Market Rent Growth Over Lease Term 2.75% Projected Residual Year Market Rent per SF - NNN $7.76 Projected Renewal Probability 95% Projected Residual Value per SF $91.37 Present Value of Residual per SF $46.00 Lease Lease Term 8.0 Years Current Rent per SF $6.82 Average Annual Rent Increases 1.06% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.00% Present Value of Contractual Lease Cash Flows $45.46 Valuation Projected Market Cap Rate 7.46% Projected Market Value per SF $91 Projected Market Value $14,831,795

71

XXXIV. HEWLETT-PACKARD COMPANY

Property Overview

- The Property is a 3-story, 568,503 net rentable square foot (593,934 gross square foot) office building
- The Class A office building was completed in 2001 with state-of-the-art building technologies and systems
- The building, situated on a 50± acre site, provides large, flexible open office environment configured within three distinct sections
- The Property is 100% occupied by Hewlett-Packard Co., the world's largest IT company with revenue totaling $114.6 billion for fiscal 2009
- Hewlett-Packard Co. is rated A by S&P



Market Overview


Stony Creek Lake
Waterford
Pontiac
Rochester Hills
Highland
59
Cass Lake
Keego Harbor
Sterling Heights
Utica
Hartland
Howell
Milford
Bloomfield Hills
Troy
Brighton
West Bloomfield
Madison Heights
Warren
St Clair Shores
Green Oak
Farmington Hills
Royal Oak
South Lyon
Hamburg
Pinckney
Novi
275
Southfield
Eastpointe
Northville
Redford
Highland Park
Whitmore Lake
Plymouth
Livonia
Hamtramck
Northfield
Detroit
Westland
Wayne
Inkster
Dearborn
Lima Center
23
Ann Arbor
Ypsilanti
Allen Park
Lincoln Park
2
Pittsfield
Ford Lake
Romulus
Taylor
Southgate

- The Property is situated on the 350-acre Centerpoint Business Campus in the north suburb of Pontiac, approximately 30 miles northwest of downtown Detroit and within 5 miles of Auburn Hills and Bloomfield Hills
- Centerpoint Business Campus is a multi-use business park, of which approximately 87 percent of this space is office and industrial while the remaining space features hotels, two restaurants, a retail center and a daycare facility
- The Property has immediate access to Interstates 75, 696 and M-59 which connect the area to downtown Detroit and to all neighboring suburbs

	Existing Inventory			
Detroit Class A Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Bloomfield	29	3,273,304	19.40%	$25.84
Detroit/The Pointes	31	12,481,171	16.90%	$22.76
Livingston/W Oakland	14	1,464,892	16.10%	$23.56
Macomb	10	576,346	30.10%	$24.98
North Oakland	16	6,334,686	4.20%	$24.41
Royal Oak	1	27,787	31.70%	$24.78
Southfield	28	6,965,720	21.80%	$21.25
Troy	32	6,296,093	24.00%	$19.88
Washtenaw	26	3,513,349	7.40%	$25.47
West Wayne	29	6,235,213	9.80%	$21.19
Totals	217	47,211,791	15.50%	$22.20

Underwriting XXXIV. HEWLETT-PACKARD COMPANY Note: Pursuant to the lease, ECM is responsible for $1.3 million of operating expenses relating to this property per year. The tenant is obligated to fund all operating expenses in excess of $1.3 million per year, except for roof and structure repairs. Property and Lease Overview Property Address 585 South Boulevard (Pontiac, MI) MSA Detroit, MI Property Type Office SF 568,503 Tenant / Guarantor Hewlett-Packard Company Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $9.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $10.83 Projected Renewal Probability 65% Projected Residual Value per SF $99.77 Present Value of Residual per SF $42.60 Lease Lease Term 7.5 Years Current Rent per SF $9.43 Average Annual Rent Increases 4.03% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 4.75% Present Value of Contractual Lease Cash Flows $66.07 Valuation Projected Market Cap Rate 8.67% Projected Market Value per SF $109 Projected Market Value $61,779,982

73

XXXV. WALGREEN CO.

Property Overview


PHARMACY
Walgreens
PHOTO

- The Property is 14,550-square foot retail property (drug store) located at 10000 West Florissant Avenue in Dellwood, Missouri
- This Walgreens location was recently constructed at a corner location
- Walgreens was involved in the tenant improvement finish and design
- The Property is leased to Walgreens for a term of 75 years, with Walgreens having an option to terminate after 25 years
- The Property is 100% occupied by Walgreens, rated A by S&P

Market Overview


Alton
St Charles
Florissant
Ferguson
Edwardsville
Collinsville
St Louis
Chesterfield
O'Fallon
Kirkwood
Webster Groves
Belleville

- The Property is located in Dellwood, Missouri, a city in North St. Louis County
- The Property is located less than 10 miles east of Lambert St. Louis International Airport
- Major retailers in the area include a number of car dealerships, restaurants and furniture stores
- St. Louis is home to Washington University

	Existing Inventory			
St. Louis Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Central St Louis Cnty Ret	543	6,013,846	5.60%	$15.36
Franklin County Ret	196	2,715,080	3.90%	$7.57
Jefferson County Ret	127	1,285,773	8.90%	$10.56
Lincoln County Ret	27	364,644	14.90%	$13.16
Metro East Illinois Ret	512	3,956,474	6.20%	$10.64
NE Metro Illinois Ret	158	1,625,353	1.60%	$17.17
North St Louis County Ret	839	8,308,127	9.90%	$9.40
Outer Metro Illinois Ret	37	181,867	7.70%	$4.73
Outer Monroe County Ret	2	4,816	0.00%	$0.00
Outer St Louis County Ret	41	289,893	8.10%	$17.94
SE Metro Illinois Ret	80	801,943	3.50%	$9.80
South St Louis County Ret	318	4,480,652	5.00%	$11.52
St Charles County Ret	607	6,721,582	6.30%	$12.64
St Louis City Ret	1,344	10,877,659	7.70%	$10.84
SW St Louis County Ret	254	2,209,104	4.20%	$13.69
West St Louis County Ret	252	3,629,279	5.30%	$13.88
Totals	5,337	53,466,092	6.60%	$11.60

Underwriting XXXV. WALGREEN CO. Property and Lease Overview Property Address 10000 West Florissant Avenue (Dellwood, MO) MSA St. Louis, MO Property Type Retail SF 14,550 Tenant / Guarantor Walgreen Co. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $12.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $21.62 Projected Renewal Probability 70% Projected Residual Value per SF $269.20 Present Value of Residual per SF $22.34 Lease Lease Term 23.8 Years Current Rent per SF $24.74 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.25% Present Value of Contractual Lease Cash Flows $332.19 Valuation Projected Market Cap Rate 6.98% Projected Market Value per SF $355 Projected Market Value $5,158,474

75

XXXVI. WALGREEN CO.

Property Overview

- The Property is a 14,820-square foot retail property (drug store) located at 700 Edwardsville Road in Troy, Madison County, Illinois
- The improvements, situated on a 1.76-acre site, were completed recently with Walgreens
- The Property is leased to Walgreens for a term of 75 years, with Walgreens having an option to terminate after 25 years
- The Class A Property is 100% occupied by Walgreens, rated A by S&P



Market Overview


Edwardsville
Spanish Lake
Florissant
Ferguson
Maryland Heights
Chesterfield
University City
Granite City
St Louis
Collinsville
Troy
Highland
O'Fallon
Shiloh
Kirkwood
Webster Groves
Mehlville
Belleville
Oakville
Columbia

- The Property is located in the city of Troy, IL in the St. Louis Metropolitan area, a Bi-State region that includes the areas of Missouri and Illinois
- Interstate 55/70 provides primary access to the area, connecting the Property with the St. Louis Central Business District approximately 17 miles to the southwest
- Interstate 270, approximately one-mile north, also provides primary access to the area
- Chicago is approximately 300 miles to the northeast and Kansas City is approximately 250 miles to the west

	Existing Inventory			
St. Louis Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Central St Louis Cnty Ret	543	6,013,846	5.60%	$15.36
Franklin County Ret	196	2,715,080	3.90%	$7.57
Jefferson County Ret	127	1,285,773	8.90%	$10.56
Lincoln County Ret	27	364,644	14.90%	$13.16
Metro East Illinois Ret	512	3,956,474	6.20%	$10.64
NE Metro Illinois Ret	158	1,625,353	1.60%	$17.17
North St Louis County Ret	839	8,308,127	9.90%	$9.40
Outer Metro Illinois Ret	37	181,867	7.70%	$4.73
Outer Monroe County Ret	2	4,816	0.00%	$0.00
Outer St Louis County Ret	41	289,893	8.10%	$17.94
SE Metro Illinois Ret	80	801,943	3.50%	$9.80
South St Louis County Ret	318	4,480,652	5.00%	$11.52
St Charles County Ret	607	6,721,582	6.30%	$12.64
St Louis City Ret	1,344	10,877,659	7.70%	$10.84
SW St Louis County Ret	254	2,209,104	4.20%	$13.69
West St Louis County Ret	252	3,629,279	5.30%	$13.88
Totals	5,337	53,466,092	6.60%	$11.60

Underwriting XXXVI. WALGREEN CO. Property and Lease Overview Property Address 640 Edwardsville Road (Troy, IL) MSA St. Louis, MO Property Type Retail SF 14,820 Tenant / Guarantor Walgreen Co. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $12.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $21.85 Projected Renewal Probability 70% Projected Residual Value per SF $244.44 Present Value of Residual per SF $19.42 Lease Lease Term 24.3 Years Current Rent per SF $20.24 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.25% Present Value of Contractual Lease Cash Flows $274.20 Valuation Projected Market Cap Rate 6.89% Projected Market Value per SF $294 Projected Market Value $4,351,398

77

XXXVII. WALGREEN CO.

Property Overview

- The Property is a 14,820-square foot retail property (drug store) located in Maryville, Madison County, Illinois
- The improvements were completed in 2008 and are situated on a 1.82-acre site
- The Property is leased to Walgreens for a term of 75 years, with Walgreens having an option to terminate after 25 years
- The Class A Property is 100% occupied by Walgreens, rated A by S&P



Market Overview


Alton
Edwardsville
St Charles
Florissant
Ferguson
Maryland Heights
Granite City
St Louis
Collinsville
Chesterfield
University City
O'Fallon
Kirkwood
Webster Groves
Belleville
Oakville
Highland
Mascoutah

- The Property is located in the city of Troy, IL in the St. Louis Metropolitan area, a Bi-State region that includes the areas of Missouri and Illinois
- State Route 159 and State Route 162 provide primary access to the neighborhood
- The commercial uses includes power centers, big box retail, community centers, fast food and dine-in restaurants, gas stations, strip centers, freestanding retail, and service stations
- Chicago is approximately 300 miles to the northeast and Kansas City is approximately 250 miles to the west

	Existing Inventory			
St. Louis Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Central St Louis Cnty Ret	543	6,013,846	5.60%	$15.36
Franklin County Ret	196	2,715,080	3.90%	$7.57
Jefferson County Ret	127	1,285,773	8.90%	$10.56
Lincoln County Ret	27	364,644	14.90%	$13.16
Metro East Illinois Ret	512	3,956,474	6.20%	$10.64
NE Metro Illinois Ret	158	1,625,353	1.60%	$17.17
North St Louis County Ret	839	8,308,127	9.90%	$9.40
Outer Metro Illinois Ret	37	181,867	7.70%	$4.73
Outer Monroe County Ret	2	4,816	0.00%	$0.00
Outer St Louis County Ret	41	289,893	8.10%	$17.94
SE Metro Illinois Ret	80	801,943	3.50%	$9.80
South St Louis County Ret	318	4,480,652	5.00%	$11.52
St Charles County Ret	607	6,721,582	6.30%	$12.64
St Louis City Ret	1,344	10,877,659	7.70%	$10.84
SW St Louis County Ret	254	2,209,104	4.20%	$13.69
West St Louis County Ret	252	3,629,279	5.30%	$13.88
Totals	5,337	53,466,092	6.60%	$11.60

Underwriting XXXVII. WALGREEN CO. Property and Lease Overview Property Address 6607 State Route 162 (Maryville, IL) MSA St. Louis, MO Property Type Retail SF 14,820 Tenant / Guarantor Walgreen Co. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $12.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $21.40 Projected Renewal Probability 70% Projected Residual Value per SF $271.81 Present Value of Residual per SF $23.56 Lease Lease Term 23.4 Years Current Rent per SF $25.10 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.25% Present Value of Contractual Lease Cash Flows $333.99 Valuation Projected Market Cap Rate 7.02% Projected Market Value per SF $358 Projected Market Value $5,298,835

79

XXXVIII. WALGREEN CO.

Property Overview

- The Property is a 14,820-square foot Walgreens that is located in St. Louis, Missouri
- The improvements were completed in 2009 and are situated on a 1.54-acre site
- The Property is leased to Walgreens for a term of 75 years, with Walgreens having an option to terminate after 25 years
- The Class A Property is 100% occupied by Walgreens, rated A by S&P



Market Overview


Alton
Holiday Lake
Wood River
Edwardsville
St Charles
Florissant
Spanish Lake
Glen Carbon
Highland
Silver Lake
Maryland Heights
Ferguson
Troy
Chesterfield
University City
Collinsville
St Louis
Town and Country
O'Fallon
Trenton
Kirkwood
Webster Groves
Cahokia
Shiloh
Crestwood
Swansea
Eureka
Concord
Mehlville
New Baden
Belleville
Mascoutah
Oakville
Millstadt
Columbia
Freeburg

- The Property is located in the city of Troy, IL in the St. Louis Metropolitan area, a Bi-State region that includes the areas of Missouri and Illinois
- The neighborhood is served by both Interstate 44 and U.S. Highway 40
- Interstate 44 and U.S Highway 40 are both east-west interstate that provides eastward to the St. Louis CBD and westward into St. Louis County
- Chicago is approximately 300 miles to the northeast and Kansas City is approximately 250 miles to the west

	Existing Inventory			
St. Louis Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Central St Louis Cnty Ret	543	6,013,846	5.60%	$15.36
Franklin County Ret	196	2,715,080	3.90%	$7.57
Jefferson County Ret	127	1,285,773	8.90%	$10.56
Lincoln County Ret	27	364,644	14.90%	$13.16
Metro East Illinois Ret	512	3,956,474	6.20%	$10.64
NE Metro Illinois Ret	158	1,625,353	1.60%	$17.17
North St Louis County Ret	839	8,308,127	9.90%	$9.40
Outer Metro Illinois Ret	37	181,867	7.70%	$4.73
Outer Monroe County Ret	2	4,816	0.00%	$0.00
Outer St Louis County Ret	41	289,893	8.10%	$17.94
SE Metro Illinois Ret	80	801,943	3.50%	$9.80
South St Louis County Ret	318	4,480,652	5.00%	$11.52
St Charles County Ret	607	6,721,582	6.30%	$12.64
St Louis City Ret	1,344	10,877,659	7.70%	$10.84
SW St Louis County Ret	254	2,209,104	4.20%	$13.69
West St Louis County Ret	252	3,629,279	5.30%	$13.88
Totals	5,337	53,466,092	6.60%	$11.60

Underwriting XXXVIII. WALGREEN CO. Property and Lease Overview Property Address 1530 Lafayette Ave MSA St. Louis, MO Property Type Retail SF 14,820 Tenant / Guarantor Walgreen Co. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $12.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $21.89 Projected Renewal Probability 70% Projected Residual Value per SF $260.01 Present Value of Residual per SF $20.48 Lease Lease Term 24.4 Years Current Rent per SF $23.62 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.25% Present Value of Contractual Lease Cash Flows $320.46 Valuation Projected Market Cap Rate 6.93% Projected Market Value per SF $341 Projected Market Value $5,052,657

81

XXXIX. WALGREEN CO.

Property Overview

- The Property is a 15,120 square foot Walgreens that is situated just west of St. Louis, Missouri
- The improvements were completed in 2005
- The Property is leased to Walgreens for a term of 75 years, with Walgreens having an option to terminate after 25 years
- The Property is 100% occupied by Walgreens, rated A by S&P



Market Overview


Alton
Wood River
143
140
79
Edwardsville
St Charles
Florissant
Spanish Lake
Glen Carbon
Dardenne
Maryland Heights
Ferguson
3
Highland
Troy
Jennings
40
Overland
Granite City
Chesterfield
University City
St Louis
Collinsville
Town and Country
Rock Hill
O'Fallon
Trenton
50
Kirkwood
Webster Groves
Cahokia
Shiloh
Wildwood
Crestwood
Albers
Swansea
Eureka
Murphy
Concord
Mehlville
New Baden
Belleville
Pacific
W
Oakville
Millstadt
158
Mascoutah

- The Property is located in the city of Wildwood, MO in the St. Louis Metropolitan area, a Bi-State region that includes the areas of Missouri and Illinois
- The neighborhood is served by both Interstate 44 and Interstate 64
- Chicago is approximately 300 miles to the northeast and Kansas City is approximately 200 miles to the west

	Existing Inventory			
St. Louis Retail Market	# Bldgs	Total RBA	Vacancy	Quoted Rates
Central St Louis Cnty Ret	543	6,013,846	5.60%	$15.36
Franklin County Ret	196	2,715,080	3.90%	$7.57
Jefferson County Ret	127	1,285,773	8.90%	$10.56
Lincoln County Ret	27	364,644	14.90%	$13.16
Metro East Illinois Ret	512	3,956,474	6.20%	$10.64
NE Metro Illinois Ret	158	1,625,353	1.60%	$17.17
North St Louis County Ret	839	8,308,127	9.90%	$9.40
Outer Metro Illinois Ret	37	181,867	7.70%	$4.73
Outer Monroe County Ret	2	4,816	0.00%	$0.00
Outer St Louis County Ret	41	289,893	8.10%	$17.94
SE Metro Illinois Ret	80	801,943	3.50%	$9.80
South St Louis County Ret	318	4,480,652	5.00%	$11.52
St Charles County Ret	607	6,721,582	6.30%	$12.64
St Louis City Ret	1,344	10,877,659	7.70%	$10.84
SW St Louis County Ret	254	2,209,104	4.20%	$13.69
West St Louis County Ret	252	3,629,279	5.30%	$13.88
Totals	5,337	53,466,092	6.60%	$11.60

Underwriting XXXIX. WALGREEN CO. Property and Lease Overview Property Address 100 Plaza Drive (Wildwood, MO) MSA St. Louis, MO Property Type Retail SF 15,120 Tenant / Guarantor Walgreen Co. Credit Rating A Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $12.00 Projected Annual Market Rent Growth Over Lease Term 2.50% Projected Residual Year Market Rent per SF - NNN $17.53 Projected Renewal Probability 90% Projected Residual Value per SF $313.51 Present Value of Residual per SF $83.53 Lease Lease Term 15.3 Years Current Rent per SF $27.38 Average Annual Rent Increases 0.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.25% Present Value of Contractual Lease Cash Flows $283.73 Valuation Projected Market Cap Rate 7.46% Projected Market Value per SF $367 Projected Market Value $5,553,019

83

XL. EXPRESS SCRIPTS, INC.

Property Overview

- The 181,141 square foot four-story building is situated on 10.1 acres leased for 99 years from the University of Missouri, St. Louis
- Express Scripts II was an expansion of the company's adjacent corporate Headquarters, and was designed with state-of-the-art construction materials and systems
- The building complies with U.S. Building Council's LEED construction requirements
- Express Scripts, Inc., is a Fortune 150 company and is one of the nation's leading managers of pharmacy benefit plans
- The facility is 100% occupied by Express Scripts, Inc., rated BBB by S&P



Market Overview


Alton
Edwardsville
Florissant
St Charles
Spanish Lake
Glen Carbon
Highland
Maryland Heights
Ferguson
Troy
Granite City
Collinsville
Chesterfield
University City
St Louis
O'Fallon
Trenton
Kirkwood
Webster Groves
Shiloh
Swansea
Mehlville
Concord
New Baden
Belleville
Oakville
Millstadt
Mascoutah
Freeburg
Columbia
Arnold
Imperial
Waterloo
New Athens

- The Property is located at the front entry to the University of Missouri-St. Louis campus
- Adjacent to NorthPark and Lambert/St. Louis International Airport, the Property has immediate access to Interstate 70 and is ½ mile east of the Interstate 170 interchange
- Frontage on Interstate 70 at 4-way interchange provides easy access to the entire St. Louis metro area
- Located within a major metropolitan area, NorthPark offers a well-developed and easily adaptable physical infrastructure, as well as access to a large, motivated workforce

	Existing Inventory			
St. Louis Class A Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Central County	70	10,471,880	9.50%	$24.80
Illinois	14	556,350	26.20%	$23.81
North St Louis County	24	3,834,064	18.60%	$20.56
South St Louis County	11	736,413	25.90%	$21.32
St Charles County	26	2,698,869	6.90%	$21.66
St Louis City	39	12,955,969	13.30%	$19.46
West St Louis County	56	5,985,672	8.60%	$23.69
Totals	240	37,239,217	12.00%	$22.04

Underwriting XL. EXPRESS SCRIPTS, INC. Property and Lease Overview Property Address 8455 University Place Drive MSA St. Louis, MO Property Type Office SF 181,141 Tenant / Guarantor Express Scripts, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $15.00 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $19.29 Projected Renewal Probability 90% Projected Residual Value per SF $212.64 Present Value of Residual per SF $94.49 Lease Lease Term 8.5 Years Current Rent per SF $15.24 Average Annual Rent Increases 2.00% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.50% Present Value of Contractual Lease Cash Flows $108.65 Valuation Projected Market Cap Rate 7.50% Projected Market Value per SF $203 Projected Market Value $36,796,753

85

XLI. EXPRESS SCRIPTS, INC.

Property Overview

- The Property is Express Scripts' High Volume Filler, a fast-track, 221,000 square foot office / production facility
- The facility houses a selection of ESI's back of house pharmacy functions and fills approximately 100,000 prescriptions per day using proprietary equipment
- The facility contains 6,000 square feet of freezer/cooler space, secured specialty drug areas, and 51,000 square feet of mezzanine space for mail rooms and production offices.
- The facility also contains a unique, ¼ mile elevated tour path, where customers tour the facility walking above and through the production equipment
- The facility is 100% occupied by Express Scripts, Inc., rated BBB by S&P



Market Overview


Alton
Wood River
Edwardsville
St Charles
Florissant
Spanish Lake
Maryland Heights
Ferguson
Glen Carbon
Highland
Granite City
Collinsville
Chesterfield
University City
St Louis
Town and Country
O'Fallon
Trenton
Kirkwood
Webster Groves
Crestwood
Shiloh
Albers
Eureka
Concord
Mehlville
Belleville
New Baden
Mascoutah
Oakville
Millstadt
Byrnes Mill
Arnold
Columbia
Freeburg
Imperial
Cedar Hill
Barnhart
Waterloo
New Athens
Pevely
Hillsboro
Herculaneum
Marissa
Tilden

- The Property is located at the front entry to the University of Missouri-St. Louis campus
- Adjacent to NorthPark and Lambert/St. Louis International Airport, the Property has immediate access to Interstate 70 and is ½ mile east of the Interstate 170 interchange
- Frontage on Interstate 70 at 4-way interchange provides easy access to the entire St. Louis metro area
- Located within a major metropolitan area, NorthPark offers a well-developed and easily adaptable physical infrastructure, as well as access to a large, motivated workforce

	Existing Inventory			
St. Louis Class A Office Market	# Bldgs	Total RBA	Vacancy	Quoted Gross Rates
Central County	70	10,471,880	9.50%	$24.80
Illinois	14	556,350	26.20%	$23.81
North St Louis County	24	3,834,064	18.60%	$20.56
South St Louis County	11	736,413	25.90%	$21.32
St Charles County	26	2,698,869	6.90%	$21.66
St Louis City	39	12,955,969	13.30%	$19.46
West St Louis County	56	5,985,672	8.60%	$23.69
Totals	240	37,239,217	12.00%	$22.04

Underwriting XLI. EXPRESS SCRIPTS, INC. Property and Lease Overview Property Address NorthPark MSA St. Louis, MO Property Type Industrial SF 221,000 Tenant / Guarantor Express Scripts, Inc. Credit Rating BBB Assumptions and Underwriting Real Estate Estimated Market Rent per SF - NNN $6.00 Projected Annual Market Rent Growth Over Lease Term 3.00% Projected Residual Year Market Rent per SF - NNN $8.01 Projected Renewal Probability 90% Projected Residual Value per SF $92.57 Present Value of Residual per SF $39.04 Lease Lease Term 9.8 Years Current Rent per SF $6.64 Average Annual Rent Increases 0.65% Discount Rate for Lease Cash Flows (Based on Tenant Credit) 5.50% Present Value of Contractual Lease Cash Flows $50.43 Valuation Projected Market Cap Rate 7.42% Projected Market Value per SF $89 Projected Market Value $19,773,364